SEC File No. 333-231885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT

Applied Energetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3812	77-0262908
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2480 W Ruthrauff Road, Suite 140Q

Tucson, AZ 85705

P 520. 628-7415
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Gregory J. Quarles

Chief Executive Officer

2480 W Ruthrauff Road, Suite 140Q

Tucson, AZ 85705

C 201 563-2263

(Name, address, and telephone of agent for service)

Copies to:

Mary P. O’Hara

Masur Griffitts + LLP

65 Reade Street

New York, NY 1007

(212) 209-5483

(Approximate date of commencement of proposed sale to the public) As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

Calculation of Registration Fee

Title of each class to be registered	Amount to be registered (1)	Proposed Maximum Offering price per share (2)	Proposed maximum offering price (2)	Amount of registration fee
Common stock, $.001 par value	48,725,534	$0.38	$18,515,703	$2,244	(3)

(1)	Pursuant to rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminable number of shares as may be issuable as a result of stock split, stock dividends, or similar transactions.

(2)	The Proposed Maximum Offering Price per Share is estimated solely for the purpose of determining the registration fee as required by Rule 457(c) under the Securities Act. This is not any indication of the price at which shares may be sold hereunder which is expected to be at the market.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 18, 2019

Applied Energetics, Inc.

48,725,534 Shares of Common Stock

This prospectus relates to the resale of up to an aggregate of 48,725,534 outstanding shares of common stock, par value $0.001 per share, of Applied Energetics, Inc. to be sold by selling stockholders named herein (whom we refer to as the “Selling Stockholders”). Each of the Selling Stockholders purchased the shares in a private transaction as described herein.

The Selling Stockholders are offering their shares at varying prices, at different times and in different ways. Information on the Selling Stockholders and the times and manner in which they may offer and sell shares of our common stock under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution.” We are not offering any shares under this Prospectus nor will Applied Energetics receive any of the proceeds from this offering. We expect to pay for expenses associated with the registration and offering of the shares under this Prospectus

Shares of our common stock trade on the OTCQB Market under the symbol “AERG”. On May 29, 2019, the closing price of our common stock was $0.41 per share.

Investing in our securities is speculative and involves a high degree of risk. You are urged to read this prospectus carefully, which includes important information about our company and potential risks of an investment in our securities. Please pay particular attention to the section entitled “Risk Factors” beginning on page 2 of this prospectus for information about the risks of this investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                          , 2019

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Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information or to make representations not contained in this prospectus. This prospectus is neither an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where an offer or solicitation would be unlawful. Neither the delivery of this prospectus, nor any sale made under this prospectus, means that the information contained in this prospectus is correct as of any time after the date of this prospectus. This prospectus may be used only where it is legal to offer and sell these securities.

For investors outside the United States: We have done nothing that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

USE OF MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, we have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

This prospectus contains certain statements relating to our future results that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions; interest rate fluctuation; competitive pricing pressures within our market; equity and fixed income market fluctuation; technological change; changes in law; changes in fiscal, monetary regulatory and tax policies; monetary fluctuations as well as other risks and uncertainties detailed elsewhere in this prospectus or from time-to-time in our filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety by reference to the more detailed information and financial statements in this prospectus and related notes included elsewhere herein. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” and under “Risk Factors” and elsewhere in this prospectus. Since this is only a summary, it does not contain all of the information that may be important to you in making your investment decision. You should carefully read the more detailed information contained in this prospectus, including our financial statements in this prospectus and related notes. Our business involves significant risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 2 of this prospectus.

As used in this prospectus, unless context otherwise requires, the words “we,” “us,” “our,” the “Company” and “AERG” refer to Applied Energetics, Inc. and its subsidiary. Also, any reference to “common stock” refers to our common stock, par value $0.001 per share.

General

Applied Energetics, Inc. is a corporation organized and existing under the laws of the State of Delaware. Our executive office is located at 2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona, 85705 and our telephone number is (520) 628-7415.

Applied Energetics specializes in the development and manufacture of advanced high-performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide.

AERG has developed, successfully demonstrated and holds all crucial ownership rights to a dynamic Directed Energy technology called Laser Guided Energy (“LGE”) and its companion, Laser Induced Plasma Channel (“LIPC”). LGE and LIPC are technologies that can be used in a new generation of high-tech weapons. Currently, there are two key types of Directed Energy Weapon (“DEW”) technologies, High Energy Lasers (“HEL”), and High-Power Microwave (“HPM”). Neither HEL nor HPM is owned by a single entity. Now, there is a third DEW technology, LGE. Applied Energetics’ LGE and LIPC technologies are owned by Applied Energetics and patent protected with 25 current patents and an additional 11 Government Sensitive Patent Applications (“GSPA”). The GSPA’s are held under secrecy orders of the US government and allow AERG greatly extended protection rights.

Applied Energetics’ technology is significantly different from conventional directed energy weapons, i.e. HEL, and HPM. LGE uses Ultra-Short Pulse (USP) technology to combine the speed and precision of lasers with the overwhelming punch of high-voltage electricity. This advanced “man-made lightning” allows extremely high peak power and energy, with target and effects tenability, and is effective against a wide variety of potential targets. A key element of LGE is its novel ability to offer selectable and tunable properties that can help protect non-combatants and combat zone infrastructure.

As Applied Energetics moves toward the future, our business strategy reflects upon the significant value of the company’s key intellectual properties, including LGE and LIPC, and related technologies involving Advanced Ultra Short-Pulse (“AUSP”) and potentially next generation Counter-IED (CIED) technologies.

The Offering

Common stock offered by Selling Stockholders	48,725,534 shares of our common stock of which were purchased from the Company in private transactions.

Offering Price:	At the market price from time to time or as may otherwise be negotiated at the time of sale

Use of Proceeds:	The Company will not receive any proceeds from the sale of shares in this offering by the Selling Stockholders.

RISK FACTORS

Future results of operations of Applied Energetics involve a number of known and unknown risks and uncertainties. Factors that could affect future operating results and cash flows and cause actual results to vary materially from historical results include, but are not limited to those risks set forth below:

Risk Related to Our Company

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report accompanying our financial statements, our independent auditors stated that our financial statements for the years ended December 31, 2018 and 2017 were prepared assuming that we would continue as a going concern, and that they have substantial doubt as to our ability to continue as a going concern. Our auditors have noted that our recurring losses from operations and negative cash flow from operations and the concern that we may incur additional losses due to the reduction in government contract activity raise substantial doubt about our ability to continue as a going concern.

Our business has generated no revenues during the past two fiscal years and had a net operating loss during each period.

For each of the Company’s fiscal years ended December 31, 2018 and 2017, we had no revenues, and we had net losses of $3,007,747 and $790,046 for fiscal years 2018 and 2017, respectively. We can give no assurances that our planned operations will generate revenues in the future or whether any such revenues will result in profitability.

Risk Related to Our Previous Business Activities

We may be unable to adequately protect our intellectual property rights, which could affect our ability to sustain the value of such assets.

Protecting our intellectual property rights is critical to our ability to maintain the value of our intellectual property. We hold a number of United States patents and patent applications, as well as trademark, and registrations which are necessary and contribute significantly to the preservation of our competitive position in the market. Any of these patents or future patent applications and other intellectual property may be challenged, invalidated or circumvented by third parties. In some instances, we have augmented our technology base by licensing the proprietary intellectual property of others. In the future, we may be unable to obtain necessary licenses on commercially reasonable terms. While we have entered into confidentiality and invention assignment agreements with our former employees and entered into nondisclosure agreements with suppliers and appropriate customers so as to limit access to and disclosure of our proprietary information, these measures may not suffice to deter misappropriation or independent third-party development of similar technologies. Based on our current financial condition, we may not have the funds available to enforce and protect our intellectual properties.

We may face claims of infringement of proprietary rights.

A third party may claim our products and technologies infringe on their proprietary rights. Whether or not our products infringe on proprietary rights of third parties, infringement or invalidity claims may be asserted or prosecuted against us and we could incur significant expense in defending them. If any claims or actions are asserted against us, we may not have the funds necessary to defend against such claims. Our failure to do so could adversely affect the value of our intellectual property.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which would likely make it difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification would severely and adversely affect any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	The basis on which the broker or dealer made the suitability determination; and

●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their shares of common stock.

A large number of shares of our common stock could be sold in the market in the near future, which could depress our stock price.

As of March 31, 2019, we had outstanding approximately 204 million shares of common stock. Approximately 94 million of our shares are currently freely trading without restriction under the Securities Act of 1933, having been held by their holders for over one year and are eligible for sale under Rule 144(k) of the Securities Act

Provisions of our corporate charter documents could delay or prevent change of control.

Our Certificate of Incorporation authorizes our Board of Directors to issue up to 2,000,000 shares of “blank check” preferred stock without stockholder approval, in one or more series and to fix the dividend rights, terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges, and restrictions applicable to each new series of preferred stock. In addition, our Certificate of Incorporation divides our board of directors into three classes, serving staggered three-year terms. At least two annual meetings, instead of one, will be required to effect a change in a majority of our board of directors. The designation of preferred stock in the future, the classification of our Board of Directors, its three classes and the rights agreement could make it difficult for third parties to gain control of our Company, prevent or substantially delay a change in control, discourage bids for our common stock at a premium, or otherwise adversely affect the market price of our common stock. Moreover, the holders of our outstanding Series A Preferred Stock have a right to put their shares to the Company for an amount equal to the liquidation preference of approximately $340,000 plus unpaid dividends (approximately $201,000 as of March 31, 2019), in the event of a change of control. Such right could hinder our ability to sell our assets or merge with another Company.

The redemption and dividend provisions of our outstanding preferred stock are onerous due to our current financial condition.

The Company has redeemed substantially all of its outstanding preferred stock. At December 31, 2018, 13,602 shares were outstanding with a liquidation preference of approximately $340,000 and unpaid dividends of $187,000. As of March 31, 2019, the liquidation preference of our outstanding preferred stock plus unpaid dividends thereon was approximately $536,000. If an event occurs that would require us to redeem the preferred stock, we may not have the required cash to do so.

In addition, our annual dividend payment on the preferred stock is approximately $34,000, which will further deplete our cash. We have not paid the dividends commencing with the quarterly dividend due August 1, 2013 and, as a result, the dividend rate has increased to 10% per annum and will remain at that level until such failure no longer continues. Dividends in arrears as of February 28, 2019 were approximately $196,000. These terms may also make it more difficult for us to sell equity securities or complete an acquisition.

We may require additional financing to maintain our reporting requirements and administrative expenses

We have no meaningful revenues and are dependent on our cash on hand to fund the costs associated with the reporting obligations under the Securities Exchange Act of 1934, as amended, and other administrative costs associated with our corporate existence. For the years ended December 31, 2018, 2017 and 2016, we incurred net losses of $3,007,747, $790,046 and $492,605, respectively. General and administrative expenses include salaries, accounting fees other professional fees and other miscellaneous expenses. We do not expect to generate any revenues unless and until the commencement of business operations. In the event that our available funds prove to be insufficient, we will be required to seek additional financing. Our failure to secure additional financing could have a material adverse effect on our ability to pay the accounting and other fees in order to continue to fulfill our reporting obligations and pursue our business plan. We do not have any arrangements with any bank or financial institution to secure additional financing and such financing may not be available on terms acceptable and in our best interests.

Management has broad discretion over the selection of our prospective business and business opportunities

Any person who invests in our securities will do so without an opportunity to evaluate the specific merits or risks of our prospective business and business opportunities. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business. The business decisions made by our management may not be successful.

Stockholders may not receive disclosure or information regarding a prospective business and business opportunities

As of the date of this Prospectus, we have not yet identified any prospective business or industry in which we may seek to become involved and at present we have no information concerning any prospective business. Management is not required to and may not provide stockholders with disclosure or information regarding any prospective business opportunities. Moreover, a prospective business opportunity may not result in a benefit to stockholders or prove to be more favorable to stockholders than any other investment that may be made by stockholders and investors.

Restrictions on the reliance of Rule 144 by shell companies or former shell companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments to Rule 144 by prohibiting the use of the rule for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

We cannot be certain that we will be able to meet all of these requirements in the future. As a result, pursuant to Rule 144, stockholders who receive our restricted securities in a private placement or a business combination may not be able to sell our shares without registration for up to one year after we have completed the private placement or business combination.

We may issue additional securities in conjunction with a business opportunity which will result in a dilution of present stockholder ownership

Our certificate of incorporation authorizes the issuance of 500,000,000 shares of common stock. As of March 31, 2019, we have 204,197,369 shares issued and outstanding. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our stockholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of our Company is expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

We depend on the recruitment and retention of qualified personnel, and failure to attract and retain such personnel could seriously harm our business.

Due to the specialized nature of our businesses, our future performance is highly dependent upon the continued services of our key engineering and scientific personnel. To the extent we obtain Government contracts or significant commercial contracts our prospects depend upon our ability to attract and retain qualified engineering, scientific and manufacturing personnel for our operations. Competition for personnel is intense, and we may not be successful in attracting or retaining qualified personnel. Our failure to compete for these personnel could seriously harm our business, results of operations and financial condition. Additionally, since the majority of our business involves technologies that are classified due to national security reasons, we must hire U.S. Citizens who have the ability to obtain a security clearance. This further reduces our potential labor pool.

Our future success will depend on our ability to develop and commercialize technologies and applications that address the needs of our markets.

Both our defense and commercial markets are characterized by rapidly changing technologies and evolving industry standards. Accordingly, our future performance depends on a number of factors, including our ability to:

●	identify emerging technological trends in our target markets;

●	develop and maintain competitive products;

●	enhance our products by improving performance and adding innovative features that differentiate our products from those of our competitors;

●	develop and manufacture and bring products to market quickly at cost-effective prices;

●	obtain commercial scale production orders from our Government and other customers;

●	meet scheduled timetables and enter into suitable arrangements for the development, certification and delivery of new products;

●	enter into suitable arrangements for volume production of mature products.

We believe that, in order to be competitive in the future, we will need to continue to develop and commercialize technologies and products, which will require the investment of financial and engineering resources. Due to the design complexity of our products, we may in the future experience delays in completing development and introduction on a commercial scale of new products. Any delays could result in increased costs of development, deflect resources from other projects or incur loss of contracts.

In addition, there can be no assurance that the market for our technologies and products will develop or continue to expand as we currently anticipate. The failure of our technology to gain market acceptance could significantly reduce our revenue and harm our business. Furthermore, we cannot be sure that our competitors will not develop competing or differing technologies which gain market acceptance in advance of our products. The possibility that our competitors might develop new technology or products might cause our existing technology and products to become obsolete or create significant price competition. If we fail in our new product development and commercialization efforts or our products fail to achieve market acceptance more rapidly than our competitors, our revenue will decline and our business, financial condition and results of operations will be negatively affected.

USE OF PROCEEDS

The sale of the shares of our common stock offered by this Prospectus are for the account of the Selling Stockholders, and therefore, we will not receive any of the proceeds from the sale of these shares.

DESCRIPTION OF BUSINESS

General

Applied Energetics, Inc. is a corporation organized and existing under the laws of the State of Delaware. Our executive office is located at 2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona, 85705 and our telephone number is (520) 628-7415.

Applied Energetics specializes in the development and manufacture of advanced high-performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide.

Applied Energetics has developed, successfully demonstrated and holds all crucial ownership rights to a dynamic Directed Energy technology called Laser Guided Energy (“LGE”) and its companion, Laser Induced Plasma Channel (“LIPC”). LGE and LIPC are technologies that can be used in a new generation of high-tech weapons. Currently, there are two key types of Directed Energy Weapon (“DEW”) technologies, High Energy Lasers (“HEL”), and High-Power Microwave (“HPM”). Neither HEL nor HPM is owned by a single entity. Now, there is a third DEW technology, LGE. Applied Energetics’ LGE and LIPC technologies are owned by Applied Energetics and are patent protected with 25 current patents and an additional 11 Government Sensitive Patent Applications (“GSPA”). The GSPA’s are held under secrecy orders of the US government and and allow the company greatly extended protection rights.

Applied Energetics’ technology is vastly different from conventional directed energy weapons, i.e. HEL, and HPM. LGE uses Ultra-Short Pulse (USP) laser technology to combine the speed and precision of lasers with the overwhelming punch of high-voltage electricity. This advanced “man-made lightning” allows extremely high peak power and energy, with target effects tenability, and is effective against a wide variety of potential targets. A key element of LGE is its novel ability to offer selectable and tunable properties that can help protect non-combatants and combat zone infrastructure.

As Applied Energetics moves toward the future, our business strategy reflects upon the significant value of the company’s intellectual property, including LGE and LIPC and related technologies involving Advanced Ultra Short-Pulse (“AUSP”) and Counter-IED (“CIED”) technologies.

AERG previously entered into Teaming and Consulting Agreements with (i) Applied Optical Sciences, Inc. (“AOS”) and (ii) Stephen W. McCahon, Ph.D., one of the company’s founders, a significant stockholder of the company and owner of AOS, who was primarily responsible for development of the company’s existing intellectual property portfolio. These agreements are now superseded by a Consulting Agreement, dated as of May 24, 2019, with SWM Consulting, LLC, an entity owned by Dr McCahon, and the purchase of related assets from AOS through an Asset Purchase Agreement of the same date. We have also continued to reorganize the company’s Scientific Advisory Board and have entered into a new Scientific Advisory Board Agreement with Charles Hale. AOS and Dr. McCahon have the facilities, which we are purchasing under the Asset Purchase Agreement, and, together with the Scientific Advisory Board, the technical knowhow to utilize the company’s intellectual property in the development of a next generation of Ultra-Short Pulse Lasers (“Advanced Ultra-Short Pulse Lasers” or “AUSP Lasers”). The parties have agreed to cooperate in the company’s research and development activities and in the proposal and fulfillment of research and development contracts for branches of the Department of Defense, agencies of the federal government and other defense contractors and in other research and development activities relating to lasers. We are in the process of restructuring our relationships with these individuals and AOS.

AERG owns intellectual property that is integral and necessary for the development of Ultra-Short Pulse (“USP”) Lasers, Laser Guided Energy (“LGE”) and Direct Discharge Electrical products for military and commercial applications. AERG owns 25 patents and an additional 11 government sensitive patent applications (“GSPA”). The Company’s GSPAs are held under secrecy orders of the US government. The GSPA’s have no expiration date until such time as they are no longer classified. After that, they will have the normal patent protection period.

Path Forward

2018 was a year of transition and great positive change for Applied Energetics Inc. (“AE”). On March 9, 2018, new management for AERG was put in place with a victorious proxy by shareholders, removing the Chief Executive Officer (“CEO”) and sole director with cause. Since that time, management has undertaken and completed a series of activities focusing on the reconstitution of the company and its advanced technologies, which include Laser Guided Energy (“LGE”), Laser Induced Plasma Channel (“LIPC”), Advanced Ultra Short-Pulse (“AUSP”) and Counter-IED (“CIED”). The Board of Directors and executive team have more recently executed a plan to address critical areas required to further establish a strong corporate and scientific foundation, create future growth and define the future strategic direction of the company.

Technology and Patents

AERG has developed, successfully demonstrated and holds all crucial ownership rights to a dynamic Directed Energy technology called LGE and LIPC. LGE and LIPC are technologies that can be used in a new generation of high-tech weapons. In the market today, two key types of Directed Energy Weapon (“DEW”) technologies exist, High Energy Lasers (“HEL”), and High-Power Microwave (“HPM”). Neither HEL or HPM are owned by a single entity. Now, there is a third DEW technology, LGE. Applied Energetics’s LGE and LIPC technologies are owned by AERG, and patent protected with 25 current patents and an additional 11 Government Sensitive Patent Applications (“GSPA”). The company’s GSPA’s are held under secrecy orders of the US government. That is important because government GSPA’s allow AERG greatly extended protection rights.

AERG’s technology is vastly different from conventional directed energy weapons, i.e. HEL, and HPM. LGE uses Ultra-Short Pulse (USP) technology to combine the speed and precision of lasers with the overwhelming punch of high-voltage electricity. This advanced “man-made lightning” allows extremely high peak power and energy, with target effects tenability, and is effective against a wide variety of potential targets. A key element of LGE is its novel ability to offer selectable and tunable properties that can help protect non-combatants and combat zone infrastructure.

As AERG moves toward the future, our business strategy reflects upon the significant value of LGE and LIPC, and includes related technologies involving AUSP and CIED technologies.

AERG’s immediate priorities going forward include the following:

A.	Support R&D efforts: LGE and LIPC are rapidly expanding technologies and the cornerstone to AERG’s future, along with unique projects involving AUSP opportunities and counter-IED. These will be the key areas of R&D for 2019. AERG’s LGE, LIPC and AUSP technologies potentially have many significant new opportunities in a variety of rapidly evolving areas.

B.	Focus on Business Development: In July 2018, AERG launched a targeted business development effort to engage both the US government and existing teaming partners and help communicate the value of AERG’s intellectual property and corporate capabilities. The company has engaged Westpark Advisors, LLC as a full-time consultant specifically assigned to this effort in the Virginia and Washington D.C. area. To date, Westpark’s efforts have produced requests for information and many important introductions to potential AERG customers.

C.	Build a Solid Executive Management Team: As of April 18, 2019, and effectiveon May 6, 2019, AERG has appointed Gregory J. Quarles Ph.D to serve as its Chief Executive Officer and a member of the board of directors, 2019. We plan to continue to build our management team with highly qualified individuals...

D.	Assemble a Highly Specialized Scientific Team: We have recently entered into a Consulting Agreement with SWM Consulting LLC, which is owned by Dr. Stephen McCahon, AERG’s lead scientist, and a related Asset Purchase Agreement with Applied Optical Sciences, Inc., of which Dr. McCahon is the majority owner. Dr. McCahon is a cofounder of Applied Energetics and is highly accomplished in the field of laser technology and recognized in the scientific community. Dr. McCahon is currently in the process of assembling a highly specialized AERG scientific team to further optimize areas of the company’s targeted growth.

E.	Expand the Board of Directors: To help facilitate AERG’s expected future corporate growth, the Board of Directors is expected to expand from four to five directors. On May 6, 2019, AERG added Gregory J. Quarles Ph.D to the Board of Directors as our fourth director. Additionally, effective April 29, 2019, we established a Board of Advisors and appointed Christopher Donaghey as its first member.

F.	Opportunities Through M&A: AERG’s management and Board of Directors intend to pursue strategic corporate acquisitions in related fields and technology.

G.	Funding for Future Growth: AERG is currently pursuing several avenues to bring institutional sponsorship to help fund the next two years of corporate and R&D growth.

Through our analysis of the market, and in discussions with potential customers, we would also conclude that customers are becoming more receptive and interested in directed energy technologies. According to the Department of Defense fiscal 2019 budget, its directed energy spending is expected to grow from approximately $500 million in 2017 to over $1 billion in 2019, an increase of 100% year over year. As a result, we continue to be evermore excited about our future and the growing opportunities in directed energy applications. With our existing patent portfolio, and through further advancements of our technologies, we believe there is an opportunity for us to become a leading and successful developer in the marketplace.

Other Recent Developments

●	On March 8, 2018 a group of AERG investors led by original cofounder and previous CEO Thomas C. Dearmin, along with Jonathon Barcklow, Brad Adamczyk, John Schultz and Oak Tree Asset Management Ltd. were victorious in a proxy vote, removing with cause George Farley, the Chief Executive Officer, and sole director of the company.

●	On March 9, 2018 a new three-man board of directors took office and appointed Thomas C. Dearmin acting CEO. The company’s first line of business was to review all aspects of the company’s business and to create a check list of issues in order of priority. It became immediately apparent that the new management had to address egregious and highly toxic loans put on the company books by the company’s former CEO and sole director over the prior six months. Because of timing constraints and lack of cash, board members Barcklow and Adamczyk agreed to loan the company interest free the needed funds to take care of immediate corporate needs. At the top of the list were the toxic loans set to convert into shares within days. Shortly thereafter, on April 12, 2018, the company commenced raising funds via the private placement of restricted shares of AERG at .06 cents per share. By May of 2018, all loans had been repaid, but at a substantial cost to the company. Adamczyk and Barcklow then converted their interest free loans to equity at .06 per share along with the equity subscription offering.

●	On April 9, 2018, Applied Energetics indicated that its management was engaged in corporate due diligence on previous company financial and stock transactions with particular attention to large dilutive events, including issuance of shares that were registered on the company’s Registration Statement on Form S-1 and as executive compensation from March 2, 2015.

●	On April 12, 2018, the company commenced the first of two money raises via the private placement of its shares at .06 cents per share. A total of 42.5 million shares were sold, amounting to $2,550,000.

●	On May 21, 2018, the company retained Enterprise Counsel Group, A Law Corporation in Orange County, CA, as litigation counsel, and to commence an investigation of previous management’s decisions and financial transactions.

●	On May 22, 2018, AERG engaged its patent attorney to review the company’s non-classified patents and bring them current. Many of AERG’s key patents were set to go abandoned or had gone abandoned because of lack of maintenance payments.

●	On June 25, 2018, the company retained Delaware Law firm Morris James LLP to represent the company.

●	On July 3, 2018, having determined that sufficient evidence existed of wrongdoing by prior management, AERG’s legal counsel, Enterprise Counsel Group, located in Irvine, CA and our Delaware counsel Morris James located in Wilmington, DE, commenced a lawsuit in the Court of Chancery of the State of Delaware.

The lawsuit consists of six causes of action:

1.	Breach of Fiduciary Duty of Loyalty against George Farley

2.	Breach of Fiduciary Duty of Care against George Farley

3.	Aiding and Abetting Breach of Fiduciary Duty against AnneMarieCo LLC (“AMC”)

4.	Conversion against George Farley

5.	Fraudulent Transfer against George Farley and AMC

6.	Injunctive Relief against George Farley and AMC

●	On July 16, 2018, AERG entered into a Master Services Agreement with Westpark Advisors, LLC (“WAI”) to assist the company in launching its comprehensive sales and marketing strategy for the greater Washington DC area and broader Department of Defense markets. WAI is expected to focus on the company’s next generation Banshee Counter-IED technologies, along with Laser Guided Energy and the company’s novel laser technologies and is to provide business development, program management and strategy consulting services, including sales and marketing of the company’s product line. We expect that WAI’s expansive network and knowledge of the defense market will prove valuable in relaunching the company’s brand, products, and capabilities. Managing Director, Patrick Williams is to serve as WAI’s account lead and provide full-time support to the company.

●	On July 20, 2018, the Delaware Court of Chancery, Vice Chancellor Tamika Montgomery-Reeves presiding, entered a “status quo” order upon the stipulation of the parties, whereby Mr. Farley and AMC, a Farley family LLC, agreed not to transfer, alienate or sell any of their shares pending a ruling on the company’s motion for the preliminary injunction.

●	On August 6, 2018, the company announced that its then President and Acting Chief Executive Officer, Thomas C. Dearmin, passed away due to unexpectedly severe complications from an illness. Tom’s value was exponential as he helped the company through this transition period of building a new management team and putting the company on a new pathway forward. Tom was an original co-founder, and will always be the symbol of AERG’s dedication to its employees and partners.

●	On August 6, 2018, our board of directors held a meeting to discuss the continuity of the company’s strategic direction and operations as well as conducting a search for Mr. Dearmin’s successor. Brad Adamczyk agreed to assume Mr. Dearmin’s managerial responsibilities and, accordingly, was elected to serve as the Principal Executive Officer.

●	Effective October 30, 2018, AERG entered into an Agreement with a former law firm and patent attorney for the return of 5,000,000 shares of common stock issued to the party. Pursuant to the agreement, AERG paid the party $12,000, representing full satisfaction of fees for prior legal services.

●	Effective November 11, 2018, our board of directors appointed John E. Schultz Jr. to the board, filling the vacancy created by the departure of Mr. Dearmin. Mr. Schultz brings a long affiliation with Wall Street. Mr. Schultz founded Oak Tree Asset Management Ltd. in 2000, and actively traded a significant amount of securities in managed LLC’s during the early 2000’s. More recently, Mr. Schultz’s strong networks have emphasized early stage private equity investment deals. Mr. Schultz has been a shareholder starting with AE’s public inception in 2004 and has an intimate knowledge of the company’s history and finances.

●	Effective November 12, 2018, the board of directors adopted an Incentive Stock Plan for the allocation and issuance of new shares of stock, restricted shares of stock, and options (both incentive stock options and non-qualified stock options) to officers, directors, employees and consultants of the company. The board reserved a total of 50,000,000 for possible issuance under the plan.

●	In December 2018, AERG retained patent attorney, Michael Martensen IP, in Boulder CO, to work with the company on AERG’s current and newly created intellectual property, and AERG’s Government Sensitive Patent Applications.

●	As of January 16, 2019, the company had raised a total of $2.55 million dollars through the sale of an aggregate of 42.5 million shares at $.06 per share in private sales to accredited investors.

●	Effective February 15, 2019, AERG entered into a Consulting and Advisory Services Agreement with WCCventures, LLC (“WCC”) whereby WCC is to provide advice and guidance to management including business strategy, marketing and capital needs.

●	Effective February 15, 2019, AERG retained corporate communications firm Cameron Associates (“CA”), to provide investor relations services on behalf of the company including counseling management on appropriate investor communications, preparing and distributing press releases and other public documents, orchestrating conference calls and responding to investor inquiries. CA and its principal, Kevin McGrath, worked closely with AERG as investor relations consultants starting from the company’s inception in 2004 through 2011. We are pleased to welcome back both CA and Kevin McGrath as AERG continues forward with its corporate business plan.

●	As of April 18, 2019, and effective May 6, 2019, AERG has appointed Gregory Quarles by Unanimous Written Consent, to serve as its Chief Executive Officer and a member of the board of directors effective May 6, 2019. He will lead the company in its development of next generation advanced defense technologies based on ultra-short pulse and laser guided energy. Dr. Quarles, is an experienced CEO, Board Member and renowned physicist with over 30 years of experience driving cutting-edge laser, optics, and photonics technology development and operations within advanced industrial companies. Additionally, Dr. Quarles is a globally recognized leader for his strategic partnerships with the Department of Defense and his innovative work in the progression of global materials research, specifically developing new laser devices for a variety of military, medical, and industrial applications.

●	Effective April 29, 2019, AERG. established its Board of Advisors and appointed Christopher Donaghey as its first member. Chris Donaghey currently serves as the senior vice president and head of corporate development for Science Applications International Corporation (“SAIC”), a $6.5 billion revenue defense and government agency technology integrator. As an executive of SAIC, Donaghey works closely with SAIC’s senior management to support the development and implementation of SAIC’s strategic plan with an emphasis on M&A to complement organic growth strategies and value creation. In his role on Applied Energetics’ Board of Advisors, Mr. Donaghey will have significant input into the strategic direction of the company and provide assistance in building lasting relationships in our Defense markets.

●	Effective April 30, 2019, AERG entered into a Scientific Advisory Board Agreement with Charles Hale which provides for Mr. Hale’s service on the Scientific Advisory Board for compensation consisting of a non-qualified stock option to purchase 1,500,000 shares of Company’s common stock at an exercise price equal to $0.369 per share. The option is subject to vesting annually over three years with the first installment twelve months from the date of the agreement. The option expires ten (10) years from the date of the Agreement. Prior to entering into the agreement, Applied Energetics and Mr. Hale agreed that he would forfeit options to purchase 1,500,000 shares at an exercise price of $0.25 per share which had been granted under his prior Consulting Agreement.

●	Effective May 24, 2019, AERG entered into a Consulting Agreement with SWM Consulting, LLC, whose principal is Stephen W. McCahon, a founder and of Applied Energetics and a scientist who has collaborated with the company on its technology.

The Consulting Agreement provides for Mr. McCahon’s continued service to the company through SWM Consulting, LLC for compensation consisting partly of cash of $180,000 for the first year and $250,000 during each of the second and third years of the term. In addition, the parties acknowledged that the company previously issued to Mr. McCahon, 20,000,000 shares of common stock, per the terms of a Consulting Agreement, dated as of February 23, 2016, and a Common Stock Subscription Agreement, dated as of February 24, 2016. The company believes it may have claims for the return or cancellation of some or all of these 20,000,000 shares and agreed to let the Consultant retain them in exchange for the company’s agreement to repurchase 5,000,000 of them at a price of $0.06 per shares, in alignment with recent equity offerings conducted by the company. The 5,000,000 share repurchase is to be completed within 30 days of completing an equity offering. 5,000,000 of the remaining 15,000,000 shares are subject to a lock-up and are to be released pro rata each month during the term of the agreement which may be accelerated in the event of termination other than for cause or a change in control. The agreement also calls for reimbursement of accountable expenses.

In exchange for such compensation, McCahon and SWM Consulting will lead Applied Energetics’ scientific efforts including: leading the scientific team, developing new intellectual property, assisting with business development, transferring legacy knowledge to new team, recruit & train talent, work with executives on corporate strategy, assist in budget development for R&D, meet with clients on technical concepts, attend conferences, produce thought leadership for the company.

The term of the Consulting Agreement begins on June 1 and extends for a period of 36 months thereafter. The agreement may be terminated by either party for “cause” as defined in the agreement. In the event the company terminates without cause, it must continue to pay the cash compensation for up to 24 months from the Effective Date (June 1, 2019) or three months from date of termination whichever is later.

●	Also effective May 24, 2019 and in connection with the entry into the Consulting Agreement described above, Applied Energetics, Inc. entered into an Asset Purchase Agreement with Applied Optical Sciences, Inc. (“AOS”), an Arizona corporation of which Stephen W. McCahon is the majority stockholder.

The Asset Purchase Agreement provides for purchase of specified assets from AOS, including principally intellectual property, contracts and equipment in exchange for consideration consisting of (i) cash in the amount of $2,500,000.00, payable in the form of a Promissory Note, secured by the assets, to be issued upon the Closing Date and (ii) warrants to purchase up to 2,500,000 shares of Applied Energetics’ common stock at an exercise price of $0.06 per share.

The purchase of the assets under the Asset Purchase Agreement is to close as soon as practicable but no later than 30 days from the date of the agreement, unless extended by mutual agreement of the parties.

Market for Our Technology

Directed Energy Weapons

Directed energy weapon system means military action involving the use of directed energy to incapacitate, damage, or destroy enemy equipment, facilities, and assets. Previous to LGE, the only two viable directed energy weapon systems were High Energy Laser (HEL), which uses heat to burn targets and High Power Radio Frequency (HP-RF), weapons that use electromagnetic energy at specific electro-magnetic frequencies to disable electronic systems.

HEL and HP-RF directed energy technologies have been under development for decades with numerous DoD and other government contractors participating.The unique attributes of directed energy weapon systems —the ability to create precise effects against multiple targets near-instantaneously and at a very low cost per shot—have great potential to help the DoD in addressing future warfare requirements. The DoD invests research and development dollars into directed energy solutions to fill gaps identified by warfighters. For example, in future conflicts with capable enemies possessing large inventories of guided missiles, it may be operationally risky and cost-prohibitive for the U.S. military to continue to rely exclusively on a limited number of kinetic missile interceptors. Such a “missile competition” could allow an adversary to impose costs on U.S. forces by compelling them to intercept each incoming missile with far more expensive kinetic munitions. The DoD has made significant leaps in both performance and maturity as a result of many years of research.

Laser Guided Energy

AERG’s Patented LGE weapon technology works like “man-made lightning”, via wireless electrical energy transmission through the atmosphere, to disable vehicles and other threats to our security. AERG has developed the underlying technologies that allow a user to precisely control where the directed energy goes in direction, range, and magnitude. AERG’s LGE technologies are combined to create “laser filaments” as the laser passes through the atmosphere. The filaments in turn create Laser Induced Plasma Channels (“LIPC”) which enable the transmission of electrical energy.

Our development of LGE has thus led to a third directed energy technology creating a generational opportunity for a completely new weapon system development. The Company uniquely owns the critical intellectual property for LGE. The unique properties and demonstrated target effects of LGE allow for mission areas and applications that are not accessible to either HEL or RF directed energy. Therefore, LGE fills numerous requirements in the urban and asymmetric warfare environment. There is a very broad range of targets and effects that LGE addresses that are uniquely different from HEL and RF directed energy and therefore we do not compete directly within those application spaces.

Competition

AERG’s proprietary LIPC based LGE technology is a unique directed energy weapon, with products that can be integrated onto platforms being developed for use by the U.S. Government. Over the past several years, a handful of major defense contractors have received significant funding for DE systems development, manufacturing and integration. These contractors specialize in different directed energy weapon system platforms to respond to a variety of threats.Although AERG competes against other weapon systems for funding, the uniqueness of the LGE technology should continue to support its development into weapon platform programs. AERG like many other small defense contractors was adversely affected by cut backs in U.S. Government spending after 2011. AERG believes that there is renewed U.S. Government interest in directed energy and its LGE technology and believes that continued development of its LIPC technology and growing interest from all branches of the U.S. armed forces and other government agencies will lead to increases in government spending on LGE weaponry in the coming years. (See Recent Congressional Activity on Directed Energy Weapons below.)

Furthermore, AERG’s primary direct LGE competition is foreign governments who may be attempting to develop similar technologies. AERG believes that such foreign activity will create additional U.S. Government funding for LGE in order to maintain our country’s lead in directed-energy weapons.

Some of AERG’s biggest commercial competitors are Trumpf (German), Rofin-Sinar (just purchased by Coherent, US), Coherent (US), and IPG (US), all billion dollar market class companies that have substantially more resources than AERG.

Employees

As of March 31, 2019, we had no employees. Effective May 6, 2019, we entered into an Executive Employment Agreement with our Chief Executive Officer which is described elsewhere in this prospectus, and we retain a number of consultants.

DESCRIPTION OF PROPERTY

As of March 31, 2019, we have a month-to-month agreement to lease approximately 190 square feet of office space in Tucson, Arizona.

Our aggregate rent expense, including common area maintenance costs, was approximately $4,000 for each of the years ended December 31, 2018 and 2017.

We believe our facilities are adequate for our currently expected level of operations.

See Note 5 to our 2018 Consolidated Financial Statements contained elsewhere in this Prospectus, for information with respect to our lease commitments at December 31, 2018.

LEGAL PROCEEDINGS

On July 3, 2018, we commenced a lawsuit in the Court of Chancery of the State of Delaware against George Farley, our prior CEO and director. In connection with the lawsuit, we filed a Verified Complaint with the following six causes of action:

1.	Breach of Fiduciary Duty of Loyalty against George Farley

2.	Breach of Fiduciary Duty of Care against George Farley

3.	Aiding and Abetting Breach of Fiduciary Duty against AnnMarieCo LLC (“AMC”)

4.	Conversion against George Farley

5.	Fraudulent Transfer against George Farley and AMC

6.	Injunctive Relief against George Farley and AMC

The litigation has proceeded as follows:

The Company requested a temporary restraining order prohibiting Mr. Farley and AMC from selling their 25 million shares of the common stock which the Company alleges were improperly issued, and on July 20, 2018, the court entered a “status quo” order upon the stipulation of the parties, whereby Mr. Farley and AMC agreed not to transfer, alienate or sell any of their shares pending a ruling on the Company’s motion for a preliminary injunction.

On July 26, 2018, the court entered a scheduling order setting dates and deadlines for, among other matters, a hearing and briefing schedule on the amount of the bond the Company would be required to post to maintain the “status quo” order through the preliminary injunction hearing, a hearing and briefing schedule on the motion for a preliminary injunction, and a discovery schedule.

On August 14, 2018, the court issued an order requiring the Company to post a bond in the total amount of $200,446.52. On August 21, 2018, the Company posted the bond via Atlantic Specialty Insurance Company acting as surety. Pursuant to the contract between the Company and Atlantic Specialty Insurance Company, the Company deposited $200,446.52 in cash as collateral for the surety agreement.

On August 23, 2018, the Court extended the hearing date on the Company’s motion for a preliminary injunction to October 23, 2018, and simultaneously ordered an increase in the bond amount of $55,446.52. On August 30, 2018, the Company posted the increased bond amount, again with Atlantic Specialty Insurance Company acting as surety, and deposited the additional $55,446.52 in cash with the surety.

On September 10, 2018, the court entered an order governing the production and exchange of confidential documents and information among the parties in discovery.

On October 16, 2018 the court required the Company to increase its bond amount by an additional $185,301.86 ($80,301.86 for AMC and $105,000.00 for Mr. Farley) to account for the continued hearing date. On October 24, 2018, the Company posted the additional bond amount of $185,301.86.

On January 23, 2019, the court issued a Memorandum Opinion, granting the Company’s request for a preliminary injunction prohibiting Mr. Farley and AMC from selling their 25 million shares, which the Company alleges were improperly issued.

In granting the preliminary injunction, the court found that the Company met “its considerable burden” of demonstrating it was likely to win its lawsuit against Mr. Farley and AMC. Specifically, the court found it was “reasonably probable” Mr. Farley had unlawfully issued the 25 million shares without proper authorization, Mr. Farley had breached his duty of loyalty to the Company, Mr. Farley was unlikely to prove the stock issuance was procedurally or substantively “fair” to the Company, and Mr. Farley had fraudulently transferred 20 million of the shares to AMC. Finally, the court ruled because Farley and AMC’s 25 million shares represented one eighth of the Company’s outstanding ownership, the injunction was necessary to protect the Company’s capital structure, ability to attract new investors, ability to raise new capital and continue deployment of its plans now underway to revitalize its business.

In its Memorandum Opinion, the court also required that the Company post additional bond money, bringing the total cash collateral for the surety agreement to $582,377.26. The company posted the additional bond amount, and deposited the additional cash amount with the surety, on January 29, 2019.

On March 4, 2019, the company filed an amended complaint adding claims against Mr. Farley concerning loans Mr. Farley caused the company take from PowerUp Lending Group Ltd. and Auctus Fund LLC from September 2017 through March 2018. Mr. Farley responded to the amended complaint by filing a motion to dismiss the lawsuit based on Delaware Court of Chancery Rules 12(b)(3) and 12(b)(7). The company’s opposition to this motion is due on or before May 8, 2019.

In a related matter, on February 8, 2019, the company filed a complaint against Stein Riso Mantel McDonough, LLP (“Stein Riso”), its former counsel, in the United States District Court for the Southern District of New York alleging the following:

1.	breach of fiduciary duty;

2.	legal malpractice;

3.	aiding and abetting a breach of fiduciary duty;

4.	voidance of fees under New York Rules of Professional Conduct 1.8;

5.	violation of New York Rule of Professional Conduct 1.5;

6.	securities fraud;

7.	breach of contract; and

8.	unjust enrichment.

The complaint against Stein Riso followed the issuance, on January 23, 2019, of a Memorandum Opinion granting the company’s motion for a preliminary injunction by the Delaware Court of Chancery in the case against George Farley and AMC. Stein Riso has responded to the complaint by filing a motion to dismiss the complaint pursuant to Federal Rule of Civil Procedure 12(b)(6). The company intends to amend its complaint in response.

The company, Stein Riso, Mr. Farley and AnneMarieCo., LLC have scheduled a mediation for June 4, 2019, in New York City.

As with any litigation, the company cannot predict the outcome with certainty, but the company expects to provide further updates on the status of the litigation as circumstances warrant.

As with any litigation, the Company cannot predict the outcome with certainty, but we expect to provide updates on the status of the litigation in our public filings with the Securities and Exchange Commission as circumstances warrant.

The Company knows of no currently pending or threatened litigation against it. We may from time to time be involved in legal proceedings arising from the normal course of business.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine from time to time at what price they may sell the shares of common stock offered by this Prospectus, and such sales may be made at prevailing market prices, or at privately negotiated prices.

SELLING STOCKHOLDERS

The following table sets forth the information as to the ownership of our securities by the Selling Stockholders on April 26, 2019, at which time 204,197,396 shares of our common stock were outstanding.  Unless otherwise indicated, it is assumed that each Selling Stockholder listed below possesses sole voting and investment power with respect to the shares owned as of such date by the Selling Stockholder,

Selling Stockholder (2)	Shares of Common Stock Owned Before the Offering		Total Number of Shares of Common Stock to be Offered (1) (2)	Shares of Common Stock to be Beneficially Owned After the Offering (2)	Percentage of Common Stock Beneficially Owned After the Offering
Dan W. Baer	8,493,143		4,333,333	4,159,810	2%
Jonathan Barcklow	6,000,000	(3)	1,000,000	5,000,000	2.1%
Thomas R. Brown	500,000		500,000	-0-	—
Rene R. Carlis	333,333		333,333	-0-	—
Clark Collins	2,617,161		2,000,000	617,161	*
Christopher H. Daly	1,265,846		500,000	765,846	*
S. Preston Dillard	1,000,000		1,000,000	-0-	—
Elizabeth P. Vaughan - CPVTrust	2,000,000	(4)	2,000,000	-0-	—
Douglas M Faris	6,100,000		2,500,000	3,600,000	1.8%
Scott Preston Harrison	1,000,000		1,000,000	-0-	—
Joseph Hayden, c/f Maureen Hayden UTMA	11,900		11,900	-0-	—
Joseph Hayden c/f Sean Hayden UTMA	11,900		11,900	-0-	—
Joseph C. Hayden	5,535,068		5,535,068	-0-	—
Charles M. Johnson	3,333,333		3,333,333	-0-	—
Robert V. Katherman	4,834,543		1,500,000	3,334,543	1.7%
Ryan Keelin	3,572,577		1,666,667	1,905,910	*
Alexander C. McAree	1,000,000		1,000,000	-0-	—
Kevin T. McFadden	12,000,000		12,000,000	-0-	—
Moriah Stone Global LP (3)	1,563,599	(5)	1,000,000	563,599	—
Robert Harris	3,500,000		1,000,000	2,500,000	1.2%
E. Lee Pinney, Jr.	4,220,000		3,500,000	720,000	*
Michael Kevin Rowe	792,000		500,000	292,000	*
Khang Ting	500,000		500,000	-0-	—
Alan Porter Vaughan	1,762,500	(6)	1,500,000	262,500	*
Watson Howell Wright	900,000		500,000	400,000	*

TOTAL	72,846,903		48,725,534	24,121,369

●	Less than 1%.

(1)	Represents the shares held by the selling stockholders which we have agreed to include in this Prospectus.

(2)	Assumes all of the shares being offered under this Prospectus will be sold by the Selling Stockholders. However, we are unable to determine the exact number of shares that will actually be sold hereunder.

(3)	Includes 5,000,000 share underlying employee options, of which only 3,400,000 are vested or vesting as of July 1, 2019. Mr. Barcklow is Vice President, Secretary and a director of the Company.

(4)	Shares included in those owned by Alan Vaughan. See note 6.

(5)	Moriah Stone Global LP is beneficially owned by Bradford T. Adamczyk, our Chairman and a director. As such, Mr. Adamczyk is deemed to beneficially own shares held by Moriah Stone Global LP. Mr. Adamczyk also holds in his own name 671,486 shares of common stock and 5,000,000 share underlying employee options.

(6)	Includes 1,750,000 shares held directly by Mr. Vaughan, 12,500 shares underlying warrants but does not include 2 million shares held by Elizabeth P. Vaughan CPV Trust, of which Mr. Vaughan is one of four beneficiaries.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Any commissions, discounts or other fees payable to brokers-dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We know of no existing arrangements between the selling stockholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Penny Stock Rules

Our shares of common stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock being registered herein is a summary only and is qualified in its entirety by reference to our Articles of Incorporation, as amended, and Amended and Restated Bylaws, which are included as Exhibits 3.1 through 3.7 of the Company’s Annual Report on Form 10-K (incorporating such documents by reference to prior reports on file with the SEC by the Company).

Common Stock

We are authorized to issue up to 500,000,000 shares of common stock, $0.001 par value per share. Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available. Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

As of December 31, 2018 and 2017, there were 13,602 shares of Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) outstanding, respectively. The company has not paid the dividends commencing with the quarterly dividend due August 1, 2013. Dividend arrearages as of December 31, 2018 including previously accrued dividends included in our balance sheet are approximately $187,000. Our Board of Directors suspended the declaration of the dividend, commencing with the dividend payable as of February 1, 2015 since we did not have a surplus (as such term is defined in the Delaware general corporation Law) as of December 31, 2014, until such time as we have a surplus or net profits for a fiscal year.

Our Series A Preferred Stock has a liquidation preference of $25.00 per Share. The Series A Preferred Stock bears dividends at the rate of 6.5% of the liquidation preference per share per annum, which accrues from the date of issuance, and is payable quarterly. Dividends may be paid in: (i) cash, (ii) shares of our common stock (valued for such purpose at 95% of the weighted average of the last sales prices of our common stock for each of the trading days in the ten trading day period ending on the third trading day prior to the applicable dividend payment date), provided that the issuance and/or resale of all such shares of our common stock are then covered by an effective registration statement and the company’s common stock is listed on a U.S. national securities exchange or the Nasdaq Stock Market at the time of issuance or (iii) any combination of the foregoing. If the company fails to make a dividend payment within five business days following a dividend payment date, the dividend rate shall immediately and automatically increase by 1% from 6.5% of the liquidation preference per offered share of Series A preferred stock to 7.5% of such liquidation preference. If a payment default shall occur on two consecutive dividend payment dates, the dividend rate shall immediately and automatically increase to 10% of the liquidation preference for as long as such payment default continues and shall immediately and automatically return to the Initial dividend rate at such time as the payment default is no longer continuing.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following management discussion and analysis together with the risk factors set forth in Item 1A and with our audited Consolidated Financial Statements and Notes thereto included elsewhere herein.

Overview

Starting in the fourth quarter of 2014 and through the first quarter of 2017, the company reported as a “shell company” as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended due to the suspension of its previous business activities in October 2014. The company has developed a comprehensive research and development program and commenced R&D Activities in April 2017. Accordingly, the company is no longer a “shell company” and is reporting as a “smaller reporting company”.

AERG has reactivated its previous business activities pursuant to Teaming and Consulting Agreements with (i) Applied Optical Sciences, Inc. (“AOS”), (ii) Stephen W. McCahon, Ph.D., one of the company’s founders, a significant stockholder of the company and owner of AOS, who was primarily responsible for development of the company’s existing Intellectual Property portfolio..

AERG owns intellectual property that is integral and necessary for the development of Ultra-Short Pulse (“USP”) Lasers, Laser Guided Energy (“LGE”) and Direct Discharge Electrical products for military and commercial applications. AERG owns 25 current patents and an additional 11 Government Sensitive Patent Applications (“GSPA”). The company’s GSPA’s are held under secrecy orders of the US government. That is important because government GSPA’s allow AERG greatly extended protection rights.

Path Forward

Our goal is to increase the energy and power while decreasing the size, weight, and cost of USP lasers. We expect to develop very high energy and power scaled USP lasers that have a very broad range of applicability for Department of Defense, commercial, and medical applications. Although the historical market for AERG’s LGE technology is the U.S. Government, the AUSP technologies is expected to provide numerous platforms for commercial and medical, markets creating a substantially larger product market.

Critical Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management bases its assumptions on historical experiences and on various other inputs and estimates that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. In addition, management considers the basis and methodology used in developing and selecting these estimates, the trends in and amounts of these estimates, specific matters affecting the amount of and changes in these estimates, and any other relevant matters related to these estimates, including significant issues concerning accounting principles and financial statement presentation. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

Share-Based Payments

Stock-based compensation cost is measured at grant date, based on the fair value of the award and is recognized as an expense over the requisite service period.

The fair value of each option grant is estimated at the date of grant using the Black-Scholes-Merton option valuation model. We make the following assumptions relative to this model: (i) the annual dividend yield is zero as we do not pay dividends on our common stock, (ii) the weighted-average expected life is based on a midpoint scenario, where the expected life is determined to be half of the time from grant to expiration, regardless of vesting, (iii) the risk free interest rate is based on the U.S. Treasury security rate for the expected life, and (iv) the volatility is based on the level of fluctuations in our historical share price for a period equal to the weighted-average expected life. We estimate forfeitures when recognizing compensation expense and adjust this estimate over the requisite service period should actual forfeitures differ from such estimates. Changes in estimated forfeitures are recognized through a cumulative adjustment, which is recognized in the period of change and which impacts the amount of unamortized compensation expense to be recognized in future periods.

Income Taxes

Deferred tax assets and liabilities are recognized currently for the future tax consequences attributable to the temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

Results of Operations

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Our consolidated financial information for the years ending December 31, 2018, and 2017 is as follows:

General and Administrative

General and administrative expenses increased approximately $1,770,000 to $2,522,000 for the year ended December 31, 2018 compared to $752,000 for the year ended December 31, 2017. Consulting and professional services increased by approximately $1,498,000, recognition of a loss on the early payoff of notes payable for $174,000 and an increase in supplies and insurance expense of $85,000 and travel related expenses increased by $9,000.

At December 31, 2018, there were no unrecognized compensation costs related to unvested restricted stock awards.

Selling and Marketing

Selling and Marketing expenses increased approximately $50,000 to $50,000 for the year ended December 31, 2018 compared to $-0- for the year ended December 31, 2017 primarily due to the initiation of business development activities through our Master Services Agreement with Westpark Advisors.

Research and Development

Research and development expenses increased approximately $190,000 to $190,000 for the year ended December 31, 2018, compared to $-0- the year ended December 31, 2017, primarily due to the initiation of research and development activities through our teaming agreement with Applied Optical Sciences, Inc.

Other Expense

Interest expense for the year ended December 31, 2018 was higher by approximately $208,000 from 2017 primarily due to amortization of the notes payable beneficial conversion factor and higher levels of historical debt.

Net Loss

Our operations in 2018 resulted in a net loss of approximately $3,008,000, an increase of approximately $2,218,000 compared to the approximately $790,000 million net loss for 2017 primarily due to an increase in professional fees, research and development costs, supplies and insurance expense, selling and marketing expenses and interest expense. Our net loss attributable to common stockholders per common share – basic and diluted increased to approximately ($0.02) per share.

Three Months Ended March 31, 2019 Compared to the Three Months Ended March 31, 2018

	2019	2018
General and administrative	$(456,719)	(192,070)
Selling and marketing	(52,335)	—
Research and development	(72,661)	(27,150)
Interest (expense)	(4,440)	(105,168)
Net loss	$(586,155)	$(324,388)

General and Administrative

General and administrative expenses increased approximately $265,000 to $457,000 for the three months ended March 31, 2019 compared to $192,000 for the three months ended March 31, 2018 primarily due to the increase of professional expenses of $296,000, an increase in supplies and insurance expense of $18,000, an increase in travel expense of $6,000, an increase in building expenses of $5,000 and an increase in depreciation expense of $3,000.

Selling and Marketing

Selling and marketing expenses increased approximately $52,000 to $52,000 for the three months ended March 31, 2019 compared to $-0- for the three months ended March 31, 2018 primarily due to the continuation of business development activities through our Master Services Agreement with Westpark Advisors.

Research and Development

Research and development expenses increased approximately $46,000 to $73,000 for the three months ended March 31, 2019 compared to $27,000 for the three months ended March 31, 2018 primarily due to the continuation of research and development activities through our teaming agreement with Applied Optical Sciences, Inc.

Interest Expense

Interest expense decreased approximately $101,000 to $4,000 for the three months ended March 31, 2019 compared to $105,000 for the three months ended March 31, 2018 primarily due to a significant reduction in the amortization of the notes payable beneficial conversion factor.

Net Loss

Our operations for the three months ended March 31, 2019 resulted in a net loss of approximately $586,000, an increase of approximately $262,000 compared to the $324,000 loss for the three months ended March 31, 2018 primarily due to an increase in professional fees, the increase in research and development costs, an increase in selling and marketing, an increase in supplies and insurance expense and a reduction in interest expense.

Trend Discussion

It is too early to determine if efforts to obtain new business under our Teaming and Consulting Agreement will be successful.

Liquidity and Capital Resources

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2018, the company incurred a net loss of approximately $3,008,000, had negative cash flows from operations of $1,792,000 and may incur additional future losses due to the reduction in government contract activity. These matters raise substantial doubt as to the company’s ability to continue as a going concern.

In their report accompanying our financial statements, our independent auditors stated that our financial statements for the year ended December 31, 2017 and 2018 were prepared assuming that we would continue as a going concern, and that they have substantial doubt as to our ability to continue as a going concern. Our auditors have noted that our recurring losses from operations and negative cash flow from operations and the concern that we may incur additional losses due to the reduction in Government contract activity raise substantial doubt about our ability to continue as a going concern.

The company’s existence is dependent upon management’s ability to develop profitable operations. Management is devoting substantially all of its efforts to developing its business and raising capital and there can be no assurance that the company’s efforts will be successful. No assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems. The accompanying consolidated financial statements do not include any adjustments that might result should the company be unable to continue as a going concern.

In order to improve the company’s liquidity, the company’s management is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the company will be successful in its effort to secure additional equity financing.

The financial statements do not include any adjustments relating to the recoverability of assets and the amount or classification of liabilities that might be necessary should the company be unable to continue as a going concern.

At December 31, 2018, we had approximately $179,000 of cash and cash equivalents, an increase of approximately $176,000 from December 31, 2017. In 2018, we used approximately $1,792,000 in operating activities, comprised primarily of our net loss of $3,008,000, an increase in long-term receivables of $441,000, a decrease in accrued expenses and compensation of $92,000, an increase in other receivables of $60,000 and an increase in prepaid expenses and deposits of $20,000 partially offset by an increase in accounts payable of $601,000, shares issued for services of $399,000, non-cash stock-based compensation expense of $381,000 amortization of notes payable beneficial conversion feature of $204,000, loss on early payoff of note of $174,000, the amortization of financing costs of $23,000 and interest expense of $19,000.

We used approximately $39,000 in investing activities with the purchase of equipment.

We had approximately $2,006,000 provided by financing activities comprised of $2,230,000 provided from the proceeds from the issuance of common stock, proceeds from note payable net of financing costs of $150,000 partially offset by the repayment on notes payable $361,000 and the cancellation of common stock of $12,000. All this resulted in a net cash inflow of approximately $176,000.

As of April 1, 2019, our backlog was $ -0-.

On April 27, 2017, the company filed a Registration Statement on Form S-1, as subsequently amended, with the Securities and Exchange Commission in which we registered 99,000,000 shares of common stock, 50,000,000 for the company and 49,530,068 on behalf of selling security holders, including a founder of the company. The Registration Statement was declared effective on November 13, 2017. On March 15, 2018, new management of the company, having determined that it did not wish to pursue funding through the Registration Statement and that it wished to examine the issuance of the shares listed therein on behalf of selling security holders, amended the Registration Statement to deregister all unsold shares thereunder. This amendment was declared effective as of March 28, 2018. Management continues to evaluate possible sources of funding for the company.

Contractual Obligations:

The following table summarizes our contractual obligations and other commercial commitments as of December 31, 2018:

	Payment by Period
		Less than 1
	Total	Year

Notes payable	$14,913	$14,913
Operating leases	$326	$326

Total	$15,239	$15,239

Not included in the above table are the dividends on our Series A Preferred Stock that are approximately $35,000 each year (approximately $9,000 each quarter), assuming no conversion of the outstanding shares of Series A Preferred Stock into shares of common stock.

Operating Leases

We have, in the past, operated in leased premises under an operating lease. Total rent expense on this space amounted to approximately $4,000 for each of 2018 and 2017, respectively.

Preferred Stock

The Series A Preferred Stock has a liquidation preference of $25.00 per share. The Series A Preferred Stock bears dividends at an initial rate of 6.5% of the liquidation preference per share per annum, which accrues from the date of issuance, and is payable quarterly. We have not paid dividends commencing with the quarterly dividend due August 1, 2013 and, as a result, the dividend rate has increased to 10% per annum and will remain at that level until such failure is cured. Dividends in arrears as of February 28, 2019 were approximately $196,000.

The holders of the Series A Preferred Stock have a right to put the stock to the company for an aggregate amount equal to the liquidation preference (approximately $340,000) plus unpaid dividends of $201,000 in the event of a change in control. Dividends are payable in: (i) cash, (ii) shares of our common stock (valued for such purpose at 95% of the weighted average of the last sales prices of our common stock for each of the trading days in the ten trading day period ending on the third trading day prior to the applicable dividend payment date), provided that the issuance and/or resale of all such shares of our common stock are then covered by an effective registration statement or (iii) any combination of the foregoing. As of December 31, 2018, there were 13,602 shares of Series A Preferred Stock outstanding.

Recent Accounting Pronouncements

Refer to Note 2 of Notes to Consolidated Financial Statements for a discussion of recent accounting standards and pronouncements.

Off-Balance Sheet Arrangements

As of December 31, 2018, we had no significant off-balance sheet arrangements other than operating leases. For a description of our operating lease, see Note 6 to the Consolidated Financial Statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

In the normal course of business, our financial position is subject to a variety of risks, such as the ability to collect our accounts receivable and the recoverability of the carrying values of our long-term assets. We do not presently enter into any transactions involving derivative financial instruments for risk management or other purposes.

Our available cash balances are deposited in bank demand deposit accounts. Substantially all of our cash flows are derived from our operations within the United States and today we are not subject to market risk associated with changes in foreign exchange rates.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our Consolidated Financial Statements, the related notes and the Report of Independent Registered Public Accounting Firms thereon, are included in Applied Energetics’ 2018 Consolidated Financial Statements and are filed as a part of this Prospectus on page F-1 following the signatures. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

MARKET INFORMATION

Our common stock is currently quoted for trading on the OTCQB under the symbol “AERG”. Any quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of March 31, 2019, 204,197,396 shares of common stock were issued and outstanding and there were approximately 363 stockholders of record. We are not issuing any securities in connection with this offering.

Dividends

Our Board of Directors determines any payment of dividends. We have never declared or paid cash dividends on our common stock. We do not expect to authorize the payment of cash dividends on our shares of common stock in the foreseeable future. Any future decision with respect to dividends will depend on our future earnings, operations, capital requirements and availability, restrictions in future financing agreements and other business and financial considerations.

Dividends on our Preferred Stock are payable quarterly on the first day of February, May, August and November, in cash or shares of Common Stock. We paid dividends via the issuance shares of Common Stock on our 6.5% Series A Convertible Preferred Stock in 2011. We paid cash dividends on our 6.5% Series A Convertible Preferred Stock in 2012 and February and May 2013. The company has not paid the dividends commencing with the quarterly dividend due August 1, 2013. Dividend arrearages as of December 31, 2018 and February 28, 2019 were approximately $187,000 and $196,000, respectively. Our Board of Directors suspended the declaration of the dividend, commencing with the dividend payable as of February 1, 2015 since we did not have a surplus (as such term is defined in the Delaware general corporation Law) as of December 31, 2014, until such time as we have a surplus or net profits for a fiscal year.

CONTROLS AND PROCEDURES

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Principal Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2018. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its chief executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on that evaluation our Chief Executive Officer and Principal Financial Officer concluded that our disclosure controls and procedures were effective as of December 31, 2018.

MANAGEMENT: DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following is information with respect to our executive officers and directors:

Name	Age	Principal Position(s)
Gregory J. Quarles	57	Director and Chief Executive Officer
Bradford T. Adamczyk	50	Director and Chairman of the Board
Jonathan R. Barcklow	35	Director, Vice President and Secretary
John Schultz	65	Director

Messrs. Adamczyk and Barcklow joined the Board in March 2018; Mr. Schultz joined the Board in November 2018; and Mr. Quarles joined on May 6, 2019.

Gregory J. Quarles Dr. Quarles was appointed to serve as its Chief Executive Officer and a member of the board of directors effective May 6, 2019. Before joining Applied Energetics, Dr. Quarles spent the last six years with The Optical Society of America (“OSA”) in Washington D.C., both as a Board Member and more recently as the Chief Scientific Officer. His responsibilities at OSA encompassed a broad range of scientific, technical and engineering infrastructure, and included content development for the OSA meetings portfolio, along with many other related projects, highlighted by his reports to Congress. Moreover, Dr Quarles has been personally involved through OSA in the establishment of many crucial partnerships involving major R&D laboratories and global agencies worldwide. This involvement includes being a long-standing member of the U.S. Department of Commerce, Bureau of Industry and Security, and Sensors and Instrumentation Technical Advisory Committee (SITAC).

In addition to his work at OSA, Dr. Quarles is the founder of Opto-Electronic Management Network, a private consulting firm specializing in the laser and materials industry, with primary focus on the defense, aerospace, and nanomaterials sectors located in Tucson, AZ. Since 2012, the firm has worked with numerous corporations in the areas of public policy, defense, and commercial executive oversight of optics and photonics -based research and production. On joining the Applied Energetics team, Dr. Quarles commented, “I am honored and excited to have been selected to lead Applied Energetics. With the current growth in funding in the Directed Energy domain and the rapid expansion of applications for the ultra-short pulse lasers in Defense and Homeland Security, these are exciting times to lead the insertion of new products into these sectors. The team of contributors at AERG, the strength of the IP portfolio and the challenge of competing in these domains and collaborating with established partners pointed to this being a once-in-a-lifetime opportunity.”

From 2008 until 2012, Dr. Quarles served as a board member of Redmond, WA based B.E. Meyers & Co., Inc., a developer, manufacturer, and systems integrator of optoelectronic and related products used in defense, law enforcement, and industrial applications. Dr. Quarles served in the roles of CEO, President and COO during a period of his tenure as a board member.

From 2002 until 2010, Dr. Quarles served as Director of Corporate Research, Development & Technology and Director of Federal Government Relations for II-VI Incorporated (NASDAQ: IIVI) of Saxonburg, PA., a global leader in engineered materials and optoelectronic components. Dr. Quarles began his career in the opto-electronic field in 1987 when he joined the Naval Research Laboratory, Washington, D.C., as a research physicist in the Optical Sciences Division. In addition to his extensive corporate experience, Dr. Quarles holds leadership positions and is considered a recognized global advocate of science, technology, education and public policy with leading professional society organizations. Dr. Quarles is currently or has been a member of SPIE – The International Society for Optics and Photonics, The Optical Society, American Association for the Advancement of Science, American Physical Society, Directed Energy Professional Society, IEEE Photonics Society, and the National Defense Industrial Association, as well as other notable professional societies. Since 1992, Dr. Quarles has also been invited to provide briefs and testimony to more than a dozen Congressional Committees and Subcommittees; including the House Committee on Appropriations, Armed Services, Homeland Security, and Science, Space, and Technology.

Dr. Quarles holds a Ph.D. and M.S. degrees in Physics from Oklahoma State University and a B.S degree in Physics and Mathematics from Oklahoma State University. Throughout his career, Dr. Quarles has been awarded five patents related to his research in solid-state lasers and has three patents pending and over 110 peer-reviewed publications and published presentations.

Bradford T. Adamczyk: Mr. Adamczyk was elected as the Chairman of the Board of Directors effective April 23, 2019. Prior to that, he served as Principal Executive Officer from August 6, 2018 and was elected as a company director on March 8, 2018. Mr. Adamczyk has over 20 years of experience in investments and financial analysis. Currently, he is the founder and portfolio manager of MoriahStone Investment Management, started in 2013. MoriahStone Investment Management specializes in both public equities and small-cap private companies. Prior to founding MoriahStone, he was a senior securities analyst at Columbus Circle Investors in Stamford, CT, where he focused on technology investments, including software and the internet. Mr. Adamczyk also worked at a New York-based investment fund, Williamson McAree Investment Partners, covering technology, retail, energy and other growth opportunities. Mr. Adamczyk started his financial career at Morgan Stanley after receiving his MBA from the University of Michigan. He received his undergraduate degree from Western Michigan University, graduating Magna Cum Laude. Mr. Adamczyk is also a company director and chairman of BroVo Spirits, an award winning and James Beard Foundation nominee distillery based in Woodinville, WA, and he is a former board member of the Seattle Alternative Investment Association, Mr. Adamczyk has been a shareholder and supporter of Applied Energetics for over 12 years.

Jonathan R. Barcklow: Mr. Barcklow was elected as the company’s Vice President and Secretary on November 12, 2018 and was elected as a company director on March 8, 2018. Mr. Barcklow has over 12 years of experience in advisory and management consulting services in federal defense and civilian agencies. He has spent his career in consulting services with both PriceWaterhouseCoopers and KPMG, LLP. Since 2010, Mr. Barcklow has served as a Director in KPMG’s Federal Advisory Services Practice and has led KPMG’s Digital Innovation Service Line for its Federal Practice. Mr. Barcklow also serves as the account lead for some of KPMG’s Department of Defense strategy contracts. Over his career, Mr. Barcklow has been a consultant for a number of federal agencies, including the Department of Veterans Affairs, Department of Homeland Security, Federal Emergency Management Agency, National Science Foundation, Department of the Navy, Marine Corp, Defense Logistics Agency, Office of the Secretary of Defense, and the Deputy Chief Management Office. His work primarily focuses on large-scale strategic transformations, technology and innovation, including big data, advanced analytics, digital experience, blockchain, and Internet of Things (IoT), as well as financial management and compliance.

John E. Schultz Jr. Effective November 11, 2018, the board of directors of Applied Energetics appointed John E. Schultz Jr. to serve as a member of the board of directors, filling the vacancy created by the departure of Mr. Tom Dearmin. Mr. Schultz brings a long affiliation with Wall Street, starting with the Pacific Stock Exchange in the 1970’s, joining Cruttenden Co, the predecessor of Roth Capital in the early 1980’s, before founding CSG Spectra, Inc., a risk analytics firm, in 1984. Mr. Schultz founded Oak Tree Asset Management Ltd. in 2000, and actively traded billions of dollars of securities in managed LLC’s during the early 2000’s. More recently, Mr. Schultz’s strong networks have emphasized outside the box investment opportunities and early stage new frontier private equity investment deals. Mr. Schultz has been a shareholder and friend of Applied Energetics since its public inception in 2004, and has an intimate knowledge of the company’s background, including its history and financials. Mr. Schultz has more recently served as a consultant to the company.

Executive Employment Agreement

We have entered into an Executive Employment Agreement with Dr. Quarles setting forth the terms of his service as Chief Executive Officer. The agreement is for a term of three years and is renewable thereafter for sequential one-year periods. The agreement may be terminated by the company for “cause” or by Quarles for “Good Reason” both of which terms are defined in the agreement. The agreement may also be terminated, without cause or Good Reason, by either party upon sixty days’ written notice to the other.

The agreement calls for (i) a cash salary of $250,000 per annum, payable monthly, and eligibility for a discretionary bonus within 60 days of the end of each year, and (ii) options to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.35 per share. These options vest immediately with respect to 500,000 shares and in semi-annual installments with respect to the remaining 4,500,000 shares. The agreement also provides for Quarles to retain 2,000,000 options previously granted to him under a Consultant Stock Option Agreement in 2017, for his services on the Scientific Advisory Board (SAB), which are subject to vesting based on achievement of performance milestones. Under the agreement, Quarles also is to receive health and life insurance as well as other standard benefits. The agreement also requires the company to reimburse certain out-of-pocket expenses and to compensate Quarles in the event that it requires him to resign from certain boards on which he serves.

In the event of a termination of the agreement by Quarles with Good Reason, or by us without cause, we must pay him any unpaid base compensation due as of the termination date as well as any pro rata unpaid bonus and any unpaid expenses. Any unvested options will vest upon such termination. In such event, we must continue to pay Quarles his monthly base compensation and any health and life insurance benefits until he has secured full-time employment, but not to exceed a period of (i) twenty-four (24) months from the commencement date of the agreement or (ii) three months from the termination date, whichever is later.

In the event that we terminate the agreement for cause or he terminates without Good Reason, he will receive base compensation and expense reimbursement through the date of termination but will forfeit any unvested equity compensation.

Director Qualifications, Experience and Skills

Our directors bring to our Board a wealth of executive leadership experience derived from his service as senior executive and, in many cases, founders of industry or knowledge specific consulting firms or operational businesses. Our board members have demonstrated strong business acumen and an ability to exercise sound judgment and has a reputation for integrity, honesty and adherence to ethical standards. When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Corporate Governance and Nominating Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth above and the specific individual qualifications, experience and skills as described below:

●	Mr. Adamczyk’s qualifications as a director include his expertise in finance and his experience working with other companies to overcome near-term financial or strategic challenges.

●	Mr. Barcklow’s qualifications as a director include his experience in management consulting and his knowledge of the defense industry and government contracting.

●	Mr. Schultz’s qualifications as a director include his expertise in the equity investment industry and has been a friend of Applied Energetics since its public inception in 2004, and has an intimate knowledge of the company’s background, including its history and financials. Mr. Schultz has more recently served as a consultant to the company.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain officers and directors of Applied Energetics, and any persons who own more than ten percent of the common stock outstanding to file forms reporting their initial beneficial ownership of shares and subsequent changes in that ownership with the SEC and the NASDAQ Stock Market. Officers and directors of Applied Energetics, and greater than ten percent beneficial owners are also required to furnish us with copies of all such Section 16(a) forms they file. None of our officers or directors failed to file any Section 16(a) forms, nor were any such persons late in making any such filings.

Code of Ethics

Applied Energetics has adopted a Code of Business Conduct and Ethics that applies to all of Applied Energetics’ employees and directors, including its chief executive officer, principal financial officer and principal accounting officer. Applied Energetics’ Code of Business Conduct and Ethics covers all areas of professional conduct including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to Applied Energetics’ business.

Our Code of Ethics and Business Conduct is available upon request made to us in writing at the following address, will be provided without charge:

Applied Energetics, Inc.

Attention: Compliance Officer

2410 West Ruthrauff Road, Suite 140 Q,

Tucson, AZ 85705

Committees of the Board of Directors

The members of the board of directors continue to evaluate the need and utility of establishing one or more committees of the Board of Directors and to, review relevant legal or regulatory requirements with respect thereto. At present all functions that would be fulfilled by committees are being fulfilled by the entire board, and the board believes that currently no committees are necessary or legally required.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses, for the periods presented, the compensation for the person who served as our Chief Executive Officer and our Principal Financial Officer for the years ended December 31, 2018, and 2017. George P. Farley was designated as our Chief Executive Officer and Principal Financial Officer from March 2, 2016 to March 8, 2018. Bradford T. Adamczyk served as our Principal Executive Officer from August 6, 2018 until becoming Chairman effective March 24, 2019.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Total
Bradford T. Adamczyk,	2018		$300,000	$300,000
Principal Executive Officer
Jonathan R. Barcklow,	2018		$300,000	$300,000
Vice President and Secretary
George P Farley,	2018	$24,500	$—	$24,500
Chief Executive Officer and Principal Financial Officer	2017	$45,000	$—	$45,000

(1)	Mr. Farley earned $12,500 per month for 2017, of which $45,000 was paid in 2017 and $24,500 was paid in 2018. This compensation was paid during the first quarter, before the Company experienced a change in management.

(2)	In November 2018, Messrs. Adamczyk and Barcklow were each granted 5,000,000 shares under options to purchase common stock under the 2018 Incentive Stock Plan.

Grants of Plan-Based Awards

The following table discloses the grants of a plan-based award to each of the Named Executives in 2018:

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards
Bradford T. Adamczyk	11/12/2018	(2)	—	5,000,000	$0.07	$300,000
Jonathan R. Barcklow	11/12/2018	(2)	—	5,000,000	$0.07	$300,000

(1)	The amounts included in the “Grant Date Fair Value of Stock Awards” column represent the full grant date fair value of the awards computed in accordance with ASC 718. The fair value of stock option awards is recognized in the income statement as non-cash, equity based compensation expense over the vesting period of the grants. For a discussion of valuation assumptions, see Note 4 to the Consolidated Financial Statements of our 2018 Financial Statements.

(2)	Represents stock option awards granted to the named executive officers. These awards have an exercise price above the closing price of our common stock on the grant date and provide value to the recipient only if the price of our common stock increases after the grant date. There were no other performance or other market condition requirements included in the terms of the option awards to the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses unexercised options held by the Named Executives at December 31, 2018:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Bradford T. Adamczyk	2,000,000	(1)	3,000,000	$0.07	11/12/2028
Jonathan R. Barcklow	2,000,000	(1)	3,000,000	$0.07	11/12/2028

(1)	The options granted to Messrs. Adamczyk and Barcklow vest immediately as to 1,800,000 shares and 200,000 shares per month thereafter through February of 2020. Their vesting schedule was calculated monthly based on a start date of March 2018 when they became directors of the company. Additionally, with respect to 2,500,000 shares, the company must achieve certain milestones in the 20-day moving average share price of its common stock for the options to be exercisable. These options will be exercisable in the amount of 1,000,000 shares upon the 20-day moving average share price reaching $0.15 per share, 1,000,000 shares at $0.25 per share and 500,000 shares at $0.50 per share. Neither Messrs. Adamczyk nor Barcklow receives a salary for his services.

Director Compensation

The following table discloses our director compensation for the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
John E. Schultz Jr.	$—	$—	$150,000	$—	$150,000.00

(1)	The amounts included in the “Option Awards” column represent aggregate grant date fair value in 2018 related to share awards to directors, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 4 to our 2018 Consolidated Financial Statements.

(2)	In November 2018, Mr. Schultz was granted 2,500,000 shares under options to purchase common stock under the 2018 Incentive Stock Plan. The options granted to Mr. Schultz vest immediately as to 900,000 shares and 100,000 shares per month thereafter through February of 2020. Additionally, with respect to 1,250,000 shares, these options will be exercisable in the amount of 500,000 shares upon the 20-day moving average share price reaching $0.15 per share, another 500,000 shares at $0.25 per share and 250,000 shares at $0.50 per share. Mr. Schultz does not receive a salary for his services to the company.

Employment Agreements for Named Executive Officers

Gregory J. Quarles Executive Employment Agreement

We have entered into an Executive Employment Agreement with Mr. Quarles setting forth the terms of his service as Chief Executive Officer. The agreement is for a term of three years and is renewable thereafter for sequential one-year periods. The agreement may be terminated by the company for “cause” or by Quarles for “Good Reason” both of which terms are defined in the agreement. The agreement may also be terminated, without cause or Good Reason, by either party upon sixty days’ written notice to the other.

The agreement calls for (i) a cash salary of $250,000 per annum, payable monthly, and eligibility for a discretionary bonus within 60 days of the end of each year, and (ii) options to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.35 per share. These options vest immediately with respect to 500,000 shares and in semi-annual installments with respect to the remaining 4,500,000 shares. The agreement also provides for Quarles to retain 2,000,000 options previously granted to him under a Consultant Stock Option Agreement in 2017, for his services on the Scientific Advisory Board (SAB), which are subject to vesting based on achievement of performance milestones. Under the agreement, Quarles also is to receive health and life insurance as well as other standard benefits. The agreement also requires the company to reimburse certain out-of-pocket expenses and to compensate Quarles in the event that it requires him to resign from certain boards on which he serves.

In the event of a termination of the agreement by Quarles with Good Reason, or by us without cause, we must pay him any unpaid base compensation due as of the termination date as well as any pro rata unpaid bonus and any unpaid expenses. Any unvested options will vest upon such termination. In such event, we must continue to pay Quarles his monthly base compensation and any health and life insurance benefits until he has secured full-time employment, but not to exceed a period of (i) twenty-four (24) months from the commencement date of the agreement or (ii) three months from the termination date, whichever is later.

In the event that we terminate the agreement for cause or he terminates without Good Reason, he will receive base compensation and expense reimbursement through the date of termination but will forfeit any unvested equity compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:

During the fiscal year ended December 31, 2018, none of our executive officers served on the Board of Directors or the Compensation Committee of any other company whose executive officers also serve on our Board of Directors or our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS:

The following table sets forth information regarding the beneficial ownership of our Common Stock, based on information provided by the persons named below in publicly available filings, as of March 31, 2019:

●	each of our directors and executive officers;

●	all directors and executive officers of ours as a group; and

●	each person who is known by us to beneficially own more than five percent of the outstanding shares of our Common Stock.

Unless otherwise indicated, the address of each beneficial owner is care of Applied Energetics, 2480 W Ruthrauff Road, suite 140 Q, Tucson, Arizona 85705. Unless otherwise indicated, the Company believes that all persons named in the following table have sole voting and investment power with respect to all shares of common stock that they beneficially own.

For purposes of this table, a person is deemed to be the beneficial owner of the securities if that person has the right to acquire such securities within 60 days of March 31, 2019 upon the exercise of options or warrants. In determining the percentage ownership of the persons in the table below, we assumed in each case that the person exercised all options which are currently held by that person and which are exercisable within such 60 day period, but that options and warrants held by all other persons were not exercised, and based the percentage ownership on 204,197,396 shares outstanding on March 31, 2019.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Shares Beneficially Owned (1)
Bradford T. Adamczyk	5,635,081	(2)	2.7%
Jonathan Barcklow	4,400,000	(3)	1.9%
John E. Schultz, Jr.	3,372,624	(5)	1.6%
Stephen W. McCahon	23,927,861	(5)	11.7%
AnneMarieCo, LLC	20,000,000	(4)	9.8%
Kevin McFadden	12,000,000		5.5%
All directors and executive officers as a group	11,372,624		5.4%

*	Less than 1%

(1)	Computed based upon the total number of shares of common stock, restricted shares of common stock and shares of common stock underlying options held by that person that are exercisable within 60 days of the Record Date.

(2)	Based on information contained in Form 4 filed with the SEC on February 14, 2019. Includes options to purchase 3.4 million shares vested or vesting as of July 1, 2019, 1,563,599 shares held in the name of Moriah Stone Global L.P., a partnership of which Mr. Adamczyk is the beneficial owner, and 671,482 shares held outright.

(3)	Based on information contained in Form 4 filed with the SEC on December 21, 2018. Includes options to purchase 3.4 million shares vested or vesting as of July 1, 2019 and 1,000,000 shares held outright.

(4)	Based on information contained in Form 4 filed with the SEC on February 14, 2019.

(5)	Based on information contained in a report on Schedule 13G filed with the SEC on February 24, 2017. Mr. McCahon’s address is c/o Applied Optical Sciences, 4595 Palo Verde Rd. Suite 517, Tucson, Arizona 85714.

(6)	Based on information contained in a report on Schedule 13G filed with the SEC on April 4, 2016.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table details information regarding our existing equity compensation plans as of December 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans approved by security holders	13,500,000	$0.07	36,500,000
Total	13,500,000	$0.07	36,500,000

Effective November 12, 2018, the board of directors of Applied Energetics, Inc. adopted the 2018 Incentive Stock Plan. The plan provides for the allocation and issuance of stock, restricted stock purchase offers and options (both incentive stock options and non-qualified stock options) to officers, directors, employees and consultants of the company. The board reserved a total of 50,000,000 for possible issuance under the plan.

CERTAIN RELATIONSHIPS AND

RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

Transactions with Related Parties

During the first quarter of 2018, Jonathan Barcklow and Bradford Adamczyk lent the company, interest free, the needed funds to take care of immediate corporate needs, including the repayment of unfavorable convertible loans set to convert into shares within days. On April 12, 2018, the company commenced raising funds via the private placement of its restricted shares at .06 cents per share. By May of 2018, after such loans had been repaid, Adamczyk and Barcklow then converted their interest free loans into equity at .06 per share along with the equity subscription offering.

Except as disclosed herein, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended December 31, 2017.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to our Code of Business Conduct, all officers and directors of the Company who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that supplies goods or services to Applied Energetics, are required to notify our Compliance Officer, who will review the proposed transaction and notify our Board of Directors for review and action as it sees fit, including, if necessary, approval by our Board of Directors.

LEGAL MATTERS

Masur Griffitts + LLP will deliver an opinion that the issuance of the shares covered by this Prospectus has been approved by our Board of Directors and that such shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.

EXPERTS

The consolidated financial statements of the Company at December 31, 2018 and December 31, 2017 and for the years then ended appearing in this prospectus have been audited by RBSM LLP, Accountants and Advisors, which is an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

REPORTS TO SECURITY HOLDERS

We furnish our stockholders with annual reports containing audited financial statements. In addition, we are required to file reports on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission.

Upon written or oral request, we will provide, without charge, each person to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Applied Energetics Inc. 2480 W Ruthrauff Road, Suite 140Q, Tucson, AZ 85705 Attn. Stephen McCommon, Finance Manager.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, as amended, with the Securities and Exchange Commission under the Securities Act with respect to the shares offered by this prospectus. This prospectus, which forms a part of the registration statement, provides information as to the securities covered by the filing. However, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits. You can get copies of the registration statement and the accompanying exhibits from the Securities and Exchange Commission upon payment of the required fees or it may be inspected free of charge at the public reference facilities and regional offices referred to above. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, have filed various reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect or get copies of these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission at its principal offices at 100 F Street, N.E. Washington, D.C. 20549, and at its regional offices located at 3 World Financial Center, New York, NY 10021, upon payment of any required fees. These reports and other information can also be accessed from the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The public may obtain information on operations of the public reference room by calling the Securities and Exchange Commission at (800) SEC-0330. Applied Energetics, Inc. makes available free of charge via email request to smccommon@appliedenergetics.net its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practical after electronically filing or furnishing such material to the Securities and Exchange Commission (“SEC”).

You may rely only on the information contained in this prospectus, including the documents incorporated in this prospectus by reference. We have not authorized anyone to provide information that is different from that contained in this prospectus. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may not be accurate after the date appearing on the cover.

APPLIED ENERGETICS, INC.

FINANCIAL STATEMENTS (AUDITED)
FOR THE YEARS ENDED DECEMBER 31, 2018 and 2017

APPLIED ENERGETICS, INC.

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the Three Months Ended March 31, 2019:

Report of Independent Registered Public Accounting Firm

The Stockholders and the Board of Directors of

Applied Energetics, Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Applied Energetics, Inc. and Subsidiary (collectively, the “company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company has suffered recurring losses from operations, will require additional capital to fund its current operating plan, and has stated that substantial doubt exists about the company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on the company’s financial statements based on our audits. We are a public accounting firm registered with the Public company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the company’s auditor since 2016.

New York, NY

April 1, 2019

APPLIED ENERGETICS, INC.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$178,552	$2,764
Subscription receivable	60,000	—
Other receivable	312	312
Other assets	10,923	—
Total current assets	249,787	3,076

Long-term assets
Property and equipment	38,887	—
Other long-term assets	441,195	—
TOTAL ASSETS	$729,869	$3,076

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$681,408	$80,743
Accrued compensation	384,833	266,480
Accrued officer compensation	206,000	230,500
Notes payable, net of unamortized discount of $102,219	—	53,097
Due to related parties	50,000	—
Accrued expenses	20	185,927
Accrued dividends	48,079	48,079
Total current liabilities	1,370,340	864,826

Total liabilities	1,370,340	864,826
Commitments and contingencies
Stockholders’ deficit
Series A convertible preferred stock, $.001 par value, 2,000,000 shares authorized and 13,602 shares issued and outstanding at December 31, 2018 and at December 31, 2017 (Liquidation preference $340,050 and $340,050, respectively)	14	14
Common stock, $.001 par value, 500,000,000 shares authorized; 201,697,396 and 157,785,520 shares issued and outstanding at December 31, 2018 and at December 31, 2017, respectively	201,697	157,785
Additional paid-in capital	82,637,749	79,452,635
Accumulated deficit	(83,479,931)	(80,472,184)
Total stockholders’ deficit	(640,471)	(861,750)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$729,869	$3,076

See accompanying notes to consolidated financial statements.

APPLIED ENERGETICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED DECEMBER 31,
	2018	2017
Revenue	$—	$—
Cost of revenue	—	—
Gross profit	—	—
Operating expenses:
General and administrative	2,521,837	752,260
Selling and marketing	50,085	—
Research and development	190,482	—
Total operating expenses	2,762,404	752,260
Operating loss	(2,762,404)	(752,260)
Other expense
Interest expense	(245,343)	(37,786)
Total other expense	(245,343)	(37,786)
Loss before provision for income taxes	(3,007,747)	(790,046)
Provision for income taxes	—	—
Net loss	(3,007,747)	(790,046)
Preferred stock dividends	(34,005)	(34,005)
Net loss attributable to common stockholders	$(3,041,752)	$(824,051)
Net loss attributable to common stockholders per common share – basic and diluted	$(0.02)	$(0.01)
Weighted average number of common shares outstanding, basic and diluted	191,593,774	155,034,836

See accompanying notes to consolidated financial statements.

APPLIED ENERGETICS, INC.

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2016	13,602	14	154,785,520	154,785	79,179,432	(79,682,138)	(347,907)
Stock-based compensation expense	—	—	—	—	79,013	—	79,013
Shares issued for services	—	—	500,000	500	9,500	—	10,000
Sale of common stock	—	—	2,500,000	2,500	60,000	—	62,500
Beneficial conversion factor on notes payable	—	—	—	—	124,690	—	124,690
Net loss for the year ended December 31,2017	—	—	—	—	—	(790,046)	(790,046)
Balance as of December 31, 2017	13,602	14	157,785,520	157,785	79,452,635	(80,472,184)	(861,750)

Stock-based compensation expense	—	—	—	—	380,982	—	380,982
Shares issued for services	—	—	9,745,210	9,745	388,929	—	398,674
Cancellation of shares	—	—	(5,000,000)	(5,000)	(7,000)	—	(12,000)
Sale of common stock	—	—	39,166,666	39,167	2,310,833	—	2,350,000
Beneficial conversion factor on notes payable	—	—	—	—	111,370	—	111,370
Net loss for the year ended December 31, 2018	—	—	—	—	—	(3,007,747)	(3,007,747)
Balance as of December 31, 2018	13,602	$14	201,697,396	$201,697	$82,637,749	$(83,479,931)	$(640,471)

  See accompanying notes to consolidated financial statements.

APPLIED ENERGETICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,007,747)	$(790,046)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash stock based compensation expense	380,982	89,013
Loss on early payoff of note payable	174,412	—
Shares issued for services	398,674	—
Amortization of beneficial conversion feature	204,119	31,941
Amortization of financing costs	22,721	2,529
Interest expense	18,501	3,316
Changes in assets and liabilities:
Other long term assets	(441,195)	—
Other receivable	(60,000)	—
Prepaids and deposits	(19,792)	—
Accounts payable	629,772	13,757
Accrued expenses and compensation	(92,054)	449,074
Net cash used in operating activities	(1,791,607)	(200,416)
CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of equipment	(38,887)	—
Net cash used by investing activities	(38,887)	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,230,000	62,500
Cancellation of stock	(12,000)	—
Repayment on note payable	(361,468)	—
Proceeds from note payable net of financing costs	149,750	140,000
Net cash provided by financing activities	2,006,282	202,500
Net increase in cash and cash equivalents	175,788	2,084
Cash and cash equivalents, beginning of year	2,764	680
Cash and cash equivalents, end of year	$178,552	$2,764

Supplemental Cash Flow Information
Cash paid for interest	$18,501	$—
Cash paid for taxes	$—	$—

See accompanying notes to consolidated financial statements.

APPLIED ENERGETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 - ORGANIZATION OF BUSINESS, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of Applied Energetics, Inc. and its wholly owned subsidiary North Star Power Engineering, Inc. (“North Star”) (collectively, “company,” “Applied Energetics,” “AERG”, “we,” “our” or “us”). All intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior period financial statement amounts to conform to the current presentation.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2018, the company incurred a net loss of approximately $3,008,000, had negative cash flows from operations of $1,792,000 and may incur additional future losses due to the reduction in Government contract activity. These matters raise substantial doubt as to the company’s ability to continue as a going concern.

The company’s existence is dependent upon management’s ability to develop profitable operations. Management is devoting substantially all of its efforts to developing its business and raising capital and there can be no assurance that the company’s efforts will be successful. No assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems. The accompanying consolidated financial statements do not include any adjustments that might result should the company be unable to continue as a going concern.

In order to improve the company’s liquidity, the company’s management is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the company will be successful in its effort to secure additional equity financing.

The financial statements do not include any adjustments relating to the recoverability of assets and the amount or classification of liabilities that might be necessary should the company be unable to continue as a going concern.

Applied Energetics, Inc. is a corporation organized and existing under the laws of the State of Delaware. Our executive office is located at 2480 West Ruthrauff Road, Suite 140 Q, Tucson, Arizona, 85705 and our telephone number is (520) 628-7415.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management bases its assumptions on historical experiences and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. In addition, management considers the basis and methodology used in developing and selecting these estimates, the trends in and amounts of these estimates, specific matters affecting the amount of and changes in these estimates, and any other relevant matters related to these estimates, including significant issues concerning accounting principles and financial statement presentation. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein. Significant estimates include revenue recognition under the percentage of completion method of contract accounting, the valuation of inventory, carrying amounts of long-lived assets, valuation assumptions for share-based payments and measurements of income tax assets and liabilities, valuation of debt discount related to beneficial conversion features.

Net Loss Attributable to Common Stockholders

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period before giving effect to stock options, stock warrants, restricted stock units and convertible securities outstanding, which are considered to be dilutive common stock equivalents. Diluted net loss per common share is calculated based on the weighted average number of common and potentially dilutive shares outstanding during the period after giving effect to dilutive common stock equivalents. Contingently issuable shares are included in the computation of basic loss per share when issuance of the shares is no longer contingent. The number of warrants, options, restricted stock units and our Series A Convertible Preferred Stock, which were not included in the computation of earnings per share because the effect was antidilutive, was 27,793,924 and 15,361,688 for the years ended December 31, 2018 and 2017, respectively.

Fair Value of Current Assets and Liabilities

The carrying amount of accounts payable approximate fair value due to the short maturity of these instruments.

Cash and Cash Equivalents

Cash equivalents are investments in money market funds or securities with an initial maturity of three months or less. These money market funds are invested in government and US treasury based securities.

Income Taxes

Deferred tax assets and liabilities are recognized currently for the future tax consequences attributable to the temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized. Our valuation allowance is currently 100% of our assets.

We consider all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which it can be objectively verified. We record a valuation allowance to reduce our deferred tax assets and review the amount of such allowance annually. When we determine certain deferred tax assets are more likely than not to be utilized, we will reduce our valuation allowance accordingly.

Share-Based Payments

Employee stock-based compensation cost is measured at grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. The fair value of each option grant is estimated at the date of grant using the Black-Scholes-Merton option valuation model. We make the following assumptions relative to this model: (i) the annual dividend yield is zero as we do not pay dividends on common stock, (ii) the weighted-average expected life is based on a midpoint scenario, where the expected life is determined to be half of the time from grant to expiration, regardless of vesting, (iii) the risk free interest rate is based on the U.S. Treasury security rate for the expected life, and (iv) the volatility is based on the level of fluctuations in our historical share price for a period equal to the weighted-average expected life. We estimate forfeitures when recognizing compensation expense and adjust this estimate over the requisite service period should actual forfeitures differ from such estimates. Changes in estimated forfeitures are recognized through a cumulative adjustment, which is recognized in the period of change and which impacts the amount of unamortized compensation expense to be recognized in future periods.

Significant Concentrations and Risks

We maintain cash balances at a commercial bank and, at times, balances exceed FDIC limits. Substantially all of our accounts receivable are with agents or departments of the US Federal Government which, although concentrated in one group of common entities, does not expose us to significant credit risk.

NOTE 2 – NEW ACCOUNTING STANDARDS

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-07, “Compensation – Stock Compensation (Topic 718).” ASU 2018-07 simplifies the accounting for nonemployee share-based payment transactions. This ASU is effective for public entities for interim and annual reporting periods beginning after December 15, 2018. The company is currently evaluating the potential impact of this guidance and does not believe that it will have a material impact on the company’s consolidated financial statements.

In December 2017, the United States (“U.S.”) enacted the Tax Cuts and Jobs Act (the “2017 Act”), which changes existing U.S. tax law and includes various provisions that are expected to affect public companies. The 2017 Act (i) changes U.S. corporate tax rates, (ii) generally reduces a company’s ability to utilize accumulated net operating losses, and (iii) requires the calculation of a one-time transition tax on certain previously unrepatriated foreign earnings and profits (“E&P”). The 2017 Act will also impact estimates of a company’s deferred tax assets and liabilities. On December 22, 2017, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting for certain income tax effects of the Tax Cuts and Jobs Act (“U.S. Tax Cuts and Jobs Act of 2017”). This new law did not have a significant impact on our consolidated financial statements for the year ended December 31, 2018 because we maintain a valuation allowance on the entirety of our deferred tax assets. However, the reduction of the U.S. federal corporate tax rate from 34% to 21% resulted in a remeasurement of our deferred tax assets.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815) I. Accounting for Certain Financial Instruments with Down Round Features II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (“ASU 2017-11”). Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable non-controlling interests. ASU 2017-11 is effective for fiscal years and interim periods after December 31, 2018.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (“ASU 2016-35”), to reduce diversity in practice of how certain transactions are classified in the statement of cash flows. ASU 2016-15 is effective for fiscal and interim periods beginning after December 15, 2017. The company is currently evaluating the potential impact of this guidance and does not believe that it will have a material impact on the company’s consolidated financial statements.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the company’s financial position, results of operations or cash flows.

NOTE 3 – CONVERTIBLE NOTES PAYABLE

On September 15, 2017 the company borrowed $53,000 under a convertible note maturing June 20, 2018. The note bears interest of 12% payable at maturity. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. The note is convertible into shares of the company’s $0.001 par value common stock after March 24, 2018 (the “Initial Conversion Date”). The conversion rate is variable and will be 58% of the average of the lowest one-day trading price during the twenty trading days preceding the holders notice of conversion. The number of shares issuable on conversion is limited to 4.99% of the company’s then issued and outstanding common stock. The company at the request of the note holder has reserved 36,369,879 shares of its $0.001 common stock for conversion. The note can be prepaid at the company’s option until the Initial Conversion Date. The company issued the note holder warrants to purchase 1,320,598 shares of it’s $0.001 par value common stock at an exercise price of $0.0301, The Warrants are exercisable at any time over a 7-year period commencing on the date of issuance. The company calculated a beneficial conversion feature of $53,000 on this note against which approximately $53,000 has been amortized.

The above transaction of a note for $53,000 and attached warrants of 1,320,598 shares were put in place by previous management. On March 12, 2018, the company’s newly elected board of directors discussed its options concerning the above referenced loan and attached warrant and agreed that it would be in the best interest of the company and its shareholders to pay in full the $53,000 convertible note funded on October 18, 2017, and additionally repurchase the warrant. On March 16, 2018, the company paid in full the $53,000 convertible note and cancelled its associated warrant to purchase 1,320,598 shares of common stock in a negotiated transaction. This note carried special early stock conversion rights at a material discount to market, and was considered to be a dilutive derivative event that could harm the future abilities of the company to operate and raise money. The total cost to the company to pay off this $53,000 note before the conversion date was $81,000. Additionally, the company cancelled the above referenced attached warrant which allowed the loan holder to purchase 1,320,598 shares of common stock at a material discount to the market. This warrant was given to the noteholder by previous management as an incentive to make the above referenced loan. The cost to the company to cancel the warrant was $40,000. The total combined cost to the company to cancel the loan and warrant was $121,000. The payment was comprised of $56,000 principal and accrued interest, prepayment premium of $25,000 and $40,000 to buy back the warrant. The note was paid in full on March 16, 2018. The company borrowed the $121,000 used to pay off this loan before the conversion date, via an interest free loan from two directors of the company.

On October 18, 2017 the company borrowed $33,000 under a convertible note maturing July 20, 2018. The note bears interest of 12% payable at maturity. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. The note is convertible into shares of the company’s $0.001 par value common stock after April 16, 2018 (the “Initial Conversion Date”). The conversion rate is variable and will be 58% of the average of the lowest one-day trading price during the twenty trading days preceding the holders notice of conversion. The number of shares issuable on conversion is limited to 4.99% of the company’s then issued and outstanding common stock. The company at the request of the note holder has reserved 18,062,397 shares of its $0.001 common stock for conversion. The note can be prepaid at the company’s option until the Initial Conversion Date. The company calculated a beneficial conversion feature of approximately $24,000 on this note against which $14,000 has been amortized.

The above transaction of a note for $33,000 was put in place by previous management. On April 10, 2018, the company’s newly elected board of directors discussed its options concerning the above referenced convertible loan funded on October 18, 2017 in the amount of $33,000 and agreed that it would be in the best interest of the company and its shareholders to pay in full the referenced note which was put in place by previous management. This note carried special early stock conversion rights at a material discount to market and was considered by the company to be a dilutive derivative event that could harm the future abilities of the company to operate and raise money. The cost to the company to pay off this $33,000 note before the conversion date was $51,000. The payment was comprised of $35,000 principal and accrued interest, and prepayment premium of $16,000. The note was paid in full on April 12, 2018.

On November 16, 2017 the company borrowed $38,000 under a convertible note maturing August 20, 2018. The note bears interest of 12% payable at maturity. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. The note is convertible into shares of the company’s $0.001 par value common stock after May 16, 2018 (the “Initial Conversion Date”). The conversion rate is variable and will be 58% of the average of the lowest one-day trading price during the twenty trading days preceding the holders notice of conversion. The number of shares issuable on conversion is limited to 4.99% of the company’s then issued and outstanding common stock. The company at the request of the Note Holder has reserved 20,716,914 shares of its $0.001 common stock for conversion. The note can be prepaid at the company’s option until the Initial Conversion Date. The company calculated a beneficial conversion feature of approximately $28,000 on this note against which $13,000 has been amortized.

The above transaction of a note for $38,000 was put in place by previous management. On May 4, 2018 the company’s newly elected board of directors discussed its options concerning the above referenced convertible loan funded on November 16, 2017 in the amount of $38,000 and agreed that it would be in the best interest of the company and its shareholders to pay in full the referenced note which was put in place by previous management. This note carried special early stock conversion rights at a material discount to market and was considered by the company to be a dilutive derivative event that could harm the future abilities of the company to operate and raise money. The cost to the company to pay off this $38,000 note before the conversion date was $58,000. The payment was comprised of $40,000 principal and accrued interest, and prepayment premium of $18,000. The note was paid in full on May 7, 2018.

On December 27, 2017 the company borrowed $28,000 under a convertible note maturing September 20, 2018. The note bears interest of 12% payable at maturity. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. The note is convertible into shares of the company’s $0.001 par value common stock after April 16, 2018 (the “Initial Conversion Date”). The conversion rate is variable and will be 58% of the average of the lowest one-day trading price during the twenty trading days preceding the holders notice of conversion. The number of shares issuable on conversion is limited to 4.99% of the company’s then issued and outstanding common stock. The company at the request of the note holder has reserved 17,164,750 shares of its $0.001 common stock for conversion. The note can be prepaid at the company’s option until the Initial Conversion Date. The company calculated a beneficial conversion feature of approximately $20,000 on this note against which $7,000 has been amortized.

The above transaction of a note for $28,000 was put in place by previous management. On May 4, 2018 the company’s newly elected board of directors discussed its options concerning the above referenced convertible loan funded on December 27, 2017 in the amount of $28,000 and agreed that it would be in the best interest of the company and its shareholders to pay in full the referenced note which was put in place by previous management. This note carried special early stock conversion rights at a material discount to market and was considered by the company to be a dilutive derivative event that could harm the future abilities of the company to operate and raise money. The cost to the company to pay off this $28,000 note before the conversion date was $41,000. The payment was comprised of $29,000 principal and accrued interest, and prepayment premium of $12,000. The note was paid in full on May 18, 2018.

On January 8, 2018 the company borrowed $105,000 under a convertible note maturing August 28, 2018. The note bears interest of 12% payable at maturity. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of twenty-four percent (24%) per annum from the due date thereof until the same is paid. The note is convertible into shares of the company’s $0.001 par value common stock after April 27, 2018 (the “Initial Conversion Date”). The conversion rate is variable and will be 55% of the lowest one-day trading price during the twenty trading days preceding the holders notice of conversion. The number of shares issuable on any conversion is limited to 4.99% of the company’s then issued and outstanding common stock. The note holder may increase the 4,99% limit to 9.99% on 61 days prior notice to the company. The company, at the request of the note holder, has reserved 40 million shares of its $0.001 common stock for conversion. The note can be prepaid at the company’s option until May 29, 2018. The company also entered into a security agreement pledging substantially all of its assets except for those related to Laser Guided Energy as collateral for the note.

The above transaction of a note for $105,000 was put in place by previous management. On April 25, 2018, the company’s newly elected board of directors discussed its options concerning the above referenced convertible loan funded on January 08, 2017 in the amount of $105,000, the board agreed that it would be in the best interest of the company and its shareholders to pay in full the referenced note before its conversion date. The note carried special early stock conversion rights at a material discount to market, in addition it pledged virtually all the assets of the company as collateral. The company’s board of directors considered this to be a significant derivative event that was extremely dilutive to existing shareholders. Additionally, it was the opinion of the company’s board of directors that this loan harmed the future abilities of the company to operate as a going concern and would make it nearly impossible to raise money in the future. The cost to the company to pay off this $105,000 note before the conversion date was $163,000 The payment was executed as paid in full on April 27, 2018 and was comprised of $109,000 principal and accrued interest, and a prepayment premium of $54,000 for a total of $163,000.

On March 8, 2018 the company borrowed $26,500 under a convertible note maturing December 15, 2018. The note bears interest of 12% payable at maturity. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. The note is convertible into shares of the company’s $0.001 par value common stock after September 5, 2018 (the “Initial Conversion Date”). The conversion rate is variable and will be 51% of the average of the lowest one day trading price during the thirty trading days preceding the holders notice of conversion. The number of shares issuable on conversion is limited to 4.99% of the company’s then issued and outstanding Common Stock. The company at the request of the Note Holder has reserved 11,008,640 shares of its $0.001 common stock for conversion. The note can be prepaid at the company’s option until the Initial Conversion Date.

The above transaction of a note for $26,500 was put in place by previous management. On May 4, 2018 the company’s newly elected board of directors discussed its options concerning the above referenced convertible loan funded on December 27, 2017 in the amount of $26,500 and agreed that it would be in the best interest of the company and its shareholders to pay in full the referenced note which was put in place by previous management. This note carried special early stock conversion rights at a material discount to market and was considered by the company to be a dilutive derivative event that could harm the future abilities of the company to operate and raise money. The cost to the company to pay off this $26,500 note before the conversion date was $37,000. The payment was comprised of $27,000 principal and accrued interest, and prepayment premium of $10,000. The note was paid in full on May 18, 2018.

The following reconciles notes payable as of December 31, 2018 and December 31, 2017:

	December 31, 2018	December 31, 2017
Convertible notes payable	$(98,903)	$152,000
Financing costs	(3,317)	(12,000)
Accrued interest	(13,250)	3,316
Amortization of financing costs	22,721	2,529
Beneficial conversion factor	(111,370)	(124,689)
Amortization of beneficial conversion factor	204,119	31,941

	$—	$53,097

NOTE 4 – DUE TO RELATED PARTIES

During the six months ended June 30, 2018, the company, under its new management, has borrowed a total of $132,000 from Mr. Bradford T Adamczyk, the company’s PEO and director, and Jonathan Barcklow, the company’s Vice President and Secretary and director. These loans are interest free and are payable on demand. On May 1, 2018, both directors submitted subscription agreements for $60,000 for 1,000,000 shares of company common stock, each to be settled with the company’s debt. On July 23, 2018, the remaining balance of $12,000 was paid back to one director.

It has come to the board’s attention that on July 31, 2018, our now deceased CEO deposited $50,000 into the company’s account. Although it has been suggested that the funds may have been intended for use toward Mr. Dearmin’s healthcare, the board does not know for certain what the purpose of the funds were or the nature of any intended investment. Accordingly, the board is investigating the appropriate disposition of the funds which will likely be to the estate of Mr. Dearmin. Until such a determination is made, the board does not intend to use these funds for any corporate purpose. For reporting purposes, the company has treated the deposit as a due to related party

NOTE 5 – STOCKHOLDERS’ DEFICIT

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $.001 per share and 2,000,000 shares of preferred stock at a par value of $.001 per share.

A certificate of amendment to increase our authorize common stock from 125,000,000 to 500,000,000 shares was filed and accepted and recorded by the Secretary of State of the State of Delaware on March 3, 2016.

On December 4, 2017, previous management entered into a financial services agreement with BMA Securities for which, on January 26, 2018, it issued 5,000,000 shares of stock valued at $150,000.

On January 24, 2018, we issued 1,242,710 shares of common stock in settlement of invoices valued at $38,524.26 with a vendor. This transaction was consummated by previous management to pay its attorney fees.

On April 12, 2018, the company received $120,000 from an individual based on a subscription agreement with the company for which the company issued 2,000,000 shares of its common stock.

On April 16, 2018, the company received $30,000 from an individual based on a subscription agreement with the company for which the company issued 500,000 shares of its common stock.

On April 17, 2018 the company received $100,000 from an individual based on a subscription agreement with the company for which the company issued 1,666,667 shares of its common stock.

On April 26, 2018 the company received $90,000 from an individual based on a subscription agreement with the company for which the company issued 1,500,000 shares of its common stock.

On May 4, 2018 the company received $30,000 from an individual based on a subscription agreement with the company for which the company issued 500,000 shares of its common stock.

On May 8, 2018 the company received $120,000 from an individual based on a subscription agreement with the company for which the company issued 2,000,000 shares of its common stock.

On May 14, 2018 the company received $30,000 from an individual based on a subscription agreement with the company for which the company issued 500,000 shares of its common stock.

On May 14, 2018 the company received $200,000 from an individual based on a subscription agreement with the company for which the company issued 3,333,333 shares of its common stock.

On May 15, 2018 the company received $30,000 from an individual based on a subscription agreement with the company for which the company issued 500,000 shares of its common stock.

On May 16, 2018 the company received $20,000 from an individual based on a subscription agreement with the company for which the company issued 333,333 shares of its common stock.

On May 25, 2018 the company received $600,000 from an individual based on a subscription agreement with the company for which the company issued 10,000,000 shares of its common stock.

On June 13, 2018 the company received $140,000 from an individual based on a subscription agreement with the company for which the company issued 2,333,333 shares of its common stock.

On September 20, 2018 the company received $120,000 from an individual based on a subscription agreement with the company for which the company issued 2,000,000 shares of its common stock.

On September 25, 2018 the company received a total of $60,000 from two individuals based on subscription agreements with the company for which the company issued 1,000,000 shares of its common stock.

On October 3, 2018 the company received $90,000 from an individual based on a subscription agreement with the company for which the company issued 1,500,000 shares of its common stock.

Effective October 19, 2018 the company received $20,000 and a note for $100,000 from an individual based on a subscription agreement with the company for which the company issued 2,000,000 shares of its common stock. The note is non-interest bearing and is to be paid in five monthly payments of $20,000 starting November 20, 2018. The balance of the note receivable at December 31, 2018 was $60,000. In the first three months of 2019, the remaining $60,000 was received.

On October 22, 2018 the company received $30,000 from an individual based on a subscription agreement with the company for which the company issued 500,000 shares of its common stock.

Effective October 30, 2018, AERG entered into a Mutual Release and Hold Harmless Agreement (“Agreement”) with Gregory Fettig and Mr. Fettig’s former law firm, Duff Bornsen and Fettig, LLP (collectively, the “Fettig Parties”). The Agreement resolves claims concerning the issuance of 5,000,000 shares of AERG common stock, par value $.001 per share, to the Fettig Parties as authorized by prior company director George Farley as compensation for legal services rendered to the company by the Fettig Parties valued at $5,000. The Agreement also resolves claims concerning unpaid invoices to AERG for legal services performed by the Fettig Parties. Pursuant to the Agreement, AERG paid the Fettig Parties an aggregate of $12,000, representing full satisfaction of fees for legal services of $9,825 plus additional consideration of $2,175. The Fettig Parties agreed to surrender to AERG the stock certificate representing the 5,000,000 shares. The Agreement also contains standard representations and warranties and mutual releases and indemnification provisions.

On November 1, 2018 the company received $120,000 from an individual based on a subscription agreement with the company for which the company issued 2,000,000 shares of its common stock.

On December 7, 2018 the company received $60,000 from an individual based on a subscription agreement with the company for which the company issued 1,000,000 shares of its common stock.

On December 21, 2018 the company received $60,000 from an individual based on a subscription agreement with the company for which the company issued 1,000,000 shares of its common stock.

On December 31, 2018 the company received $60,000 from an individual based on a subscription agreement with the company for which the company issued 1,000,000 shares of its common stock.

In January 2019, the company received $150,000 from 3 non-affiliated individuals based on subscription agreements with the company for which the company issued 2,500,000 shares of its common stock.

Preferred Stock

As of December 31, 2018 and 2017, there were 13,602 and 13,602 shares of Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) outstanding, respectively. The company has not paid the dividends commencing with the quarterly dividend due August 1, 2013. Dividend arrearages as of December 31, 2018 including previously accrued dividends included in our balance sheet are approximately $187,000. Our Board of Directors suspended the declaration of the dividend, commencing with the dividend payable as of February 1, 2015 since we did not have a surplus (as such term is defined in the Delaware general corporation Law) as of December 31, 2014, until such time as we have a surplus or net profits for a fiscal year.

Our Series A Preferred Stock has a liquidation preference of $25.00 per Share. The Series A Preferred Stock bears dividends at the rate of 6.5% of the liquidation preference per share per annum, which accrues from the date of issuance, and is payable quarterly. Dividends may be paid in: (i) cash, (ii) shares of our common stock (valued for such purpose at 95% of the weighted average of the last sales prices of our common stock for each of the trading days in the ten trading day period ending on the third trading day prior to the applicable dividend payment date), provided that the issuance and/or resale of all such shares of our common stock are then covered by an effective registration statement and the company’s common stock is listed on a U.S. national securities exchange or the Nasdaq Stock Market at the time of issuance or (iii) any combination of the foregoing. If the company fails to make a dividend payment within five business days following a dividend payment date, the dividend rate shall immediately and automatically increase by 1% from 6.5% of the liquidation preference per offered share of Series A preferred stock to 7.5% of such liquidation preference. If a payment default shall occur on two consecutive dividend payment dates, the dividend rate shall immediately and automatically increase to 10% of the liquidation preference for as long as such payment default continues and shall immediately and automatically return to the Initial dividend rate at such time as the payment default is no longer continuing.

Each share of Series A Preferred Stock is convertible at any time at the option of the holder into a number of shares of common stock equal to the liquidation preference (plus any unpaid dividends for periods prior to the dividend payment date immediately preceding the date of conversion by the holder) divided by the conversion price (initially $12.00 per share, subject to adjustment in the event of a stock dividend or split, reorganization, recapitalization or similar event.) If the closing sale price of the common stock is greater than 140% of the conversion price on 20 out of 30 trading days, the company may redeem the Series A Preferred Stock in whole or in part at any time through October 31, 2010, upon at least 30 days’ notice, at a redemption price, payable in cash, equal to 100% of the liquidation preference of the shares to be redeemed, plus unpaid dividends thereon to, but excluding, the redemption date, subject to certain conditions. In addition, beginning November 1, 2010, the company may redeem the Series A Preferred Stock in whole or in part, upon at least 30 days’ notice, at a redemption price, payable in cash, equal to 100% of the liquidation preference of the Series A Preferred Stock to be redeemed, plus unpaid dividends thereon to, but excluding, the redemption date, under certain conditions.

If a change of control occurs, each holder of shares of Series A Convertible Preferred Stock that are outstanding immediately prior to the change of control shall have the right to require the corporation to purchase, out of legally available funds, any outstanding shares of Series A Convertible Preferred Stock at the defined purchase price. The purchase price is defined as: per share of Preferred Stock, 101% of the liquidation preference thereof, plus all unpaid and accumulated dividends, if any, to the date of purchase thereof. The purchase price is payable, at the corporation’s option, (x) in cash, (y) in shares of the common stock at a discount of 5% from the fair market value of Common Stock on the Purchase Date (i.e. valued at a 95% discount of the Common Stock on the Purchase Date), or (z) any combination thereof.

If the Corporation pays all or a portion of the Purchase Price in Common Stock, no fractional shares of Common Stock will be issued; instead, the company will round the applicable number of shares of Common Stock up to the nearest whole number of shares; provided that the Corporation may pay the Purchase Price (or a portion thereof), whether in cash or in shares of Common Stock, only if the Corporation has funds legally available for such payment and may pay the Purchase Price (or a portion thereof) in shares of its Common Stock only if (i) the Common Stock is listed on a U.S. national securities exchange or the Nasdaq Stock Market at the time of issuance and (ii) a shelf registration statement covering the issuance by the Corporation and/or resales of the Common Stock issuable as payment of the Purchase Price is effective on the Payment Date unless such shares are eligible for immediate resale in the public market by non-affiliates of the Corporation.

Dividends on our Preferred Stock are payable quarterly on the first day of February, May, August and November, in cash or shares of Common Stock, at our discretion.

In the fourth quarter of 2015, the company purchased 93,570 shares of its Series A Convertible Preferred Stock for approximately $58,000. The company cancelled the shares and returned them to unissued status. The company also reversed approximately $331,000 of accrued dividends payable.

Share-Based Payments

Effective November 12, 2018, the board of directors of Applied Energetics, Inc. adopted the 2018 Incentive Stock Plan. The plan provides for the allocation and issuance of stock, restricted stock purchase offers and options (both incentive stock options and non-qualified stock options) to officers, directors, employees and consultants of the company. The board reserved a total of 50,000,000 for possible issuance under the plan.

We have, from time to time, also granted non-plan options to certain officers, directors, employees and consultants. Total stock-based compensation expense for grants to officers, employees and consultants was approximately $381,000 and $89,000 for the years ended December 31, 2018 and 2017, respectively, which was charged to general and administrative expense.

There was no related income tax benefit recognized because our deferred tax assets are fully offset by a valuation allowance.

The following table sets forth information regarding awards under our 2018 Incentive Stock Plan:

As of December 31, 2018
	Share Grants Approved	Options Outstanding	Restricted Stock Awards Outstanding	Restricted Stock Units Outstanding	Shares Available for Award
2018 Incentive Stock Plan	50,000,000	13,500,000	—	—	36,500,000
Total	50,000,000	13,500,000	—	—	36,500,000

We determine the fair value of option grant share-based awards at their grant date, using a Black-Scholes- Merton Option-Pricing Model applying the assumptions in the following table:

	For the year ended December 31,
	2018	2017
Expected life (years)	5.2 - 10	5
Dividend yield	0%	0%
Expected volatility	80% - 275%	80%
Risk free interest rates	3.1% - 3.33%	1.97%
Weighted average fair value of options at grant date	$0.0597	$0.0298

For the year ended December 31, 2018, 13,750,000 options to purchase stock were granted, additionally, no options to purchase stock were exercised, expired or forfeited; no restricted stock purchase offers were granted, vested or forfeited. At December 31, 2018, options to purchase 27,750,000 shares of common stock were outstanding with a weighted average exercise price of $0.1037 with a weighted average remaining contract term of approximately 6.5 years with an aggregate intrinsic value of $-0-. At December 31, 2018 options for 9,712,500 shares were exercisable.

On November 1, 2018, a non-plan option for 250,000 shares was granted to a vendor with an exercise price of $0.13 with 62,500 vested on the date of option and an additional 62,500 vesting on the last day of each 90-day period following the date of option.

On November 12, 2018 13,500,000 options were grated with an exercise price of $0.07 and a vesting schedule of 36% on grant date and 4% each month to February 2020. Of the 13,500,000 options granted, 5,000,000 each were granted to Messrs. Bradford T. Adamczyk and Jonathan R. Barcklow, an option for 2,500,000 was granted to Mr. John E. Schultz Jr, and an option for 1,000,000 was granted to an independent consultant.

As of December 31, 2018, there was approximately $536,000 of unrecognized compensation cost related to unvested stock options granted and outstanding, net of estimated forfeitures. The cost is expected to be recognized on a weighted average basis over a period of approximately one and a half years.

During the year ended December 31, 2017 the company granted each member of the Scientific Advisory Board non-plan options to purchase 2 million shares of $.001 par value common stock at a price of $0.05 per share. These options have a five-year term and vest to the extent of 500,000 shares on the first anniversary of the grant and to the extent of 62,500 options per month during the 24 months following the initial vesting date.

During the year ended December 31, 2017 the company also granted each member of the Scientific Advisory Board performance non-plan options to purchase 1.5 million shares of $0.001 par value common stock at a price of $0.25 per share. These options have a five-year term and vest on the date the company has cumulative revenues of $5 million.

For the year ended December 31, 2017, 14,000,000 non-plan options to purchase stock were granted, additionally, no options to purchase stock were exercised, expired or forfeited. For the year ended December 31, 2016, 32,000 options to purchase stock were expired, additionally, no options to purchase stock were exercised, forfeited or granted. There was no activity of our restricted stock units and restricted stock grants for the years ended December 31, 2017 and 2016.

As of December 31, 2017 options to purchase 14,000,000 shares of common stock were outstanding with a weighted average exercise price of $0.136 with a weighted average remaining contract term of approximately 4.24 years, with an aggregate intrinsic value (amount by which Applied Energetics’ closing stock price on the last trading day of the year exceeds the exercise price of the option) of options outstanding was $0, as the exercise price was greater than the market price. At December 31, 2017 no options were exercisable.

As of December 31, 2017 and December 31, 2016, there was approximately $97,000 and -0-, respectively, of unrecognized compensation cost related to unvested stock options granted and outstanding, net of estimated forfeitures. The cost is expected to be recognized on a weighted average basis over a period of approximately 2.25 and -0- years, respectively.

The fair value of restricted stock and restricted stock units was estimated using the closing price of our common stock on the date of award and fully recognized upon vesting.

The following table summarizes the activity of our stock options for the years ended December 31, 2018, and 2017:

	Shares	Weighted Average Exercise Price

Outstanding at December 31, 2016	—	$—
Granted	14,000,000	$0.1357
Exercised	—	$—
Forfeited or expired	—	$—
Outstanding at December 31, 2017	14,000,000	$0.1357
Granted	13,750,000	$0.0711
Exercised	—	$—
Forfeited or expired	—	$—
Outstanding at December 31, 2018	27,750,000	$0.1037
Exercisable at December 31, 2018	9,712,500	$0.0616

As of December 31, 2018 and December 31, 2017 there was no unrecognized stock-based compensation related to unvested restricted stock, net of estimated forfeitures.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Operating Leases

In May 2016, we moved and entered into a month-to-month lease agreement to lease office space in Tucson, Arizona.

Rent expense was approximately $4,000 and $4,000 for 2018 and 2017, respectively.

At December 31, 2018, we had approximately $325 in future minimum lease payments due in less than a year.

Guarantees

We agree to indemnify our officers and directors for certain events or occurrences arising as a result of the officers or directors serving in such capacity. The maximum amount of future payments that we could be required to make under these indemnification agreements is unlimited. However, we maintain a director’s and officer’s liability insurance policy that limits our exposure and enables us to recover a portion of any future amounts paid. As a result, we believe the estimated fair value of these indemnification agreements is minimal because of our insurance coverage and we have not recognized any liabilities for these agreements as of December 31, 2018 and 2017.

Litigation

As previously reported in our Current Report on Form 8-K filed on July 9, 2018, on July 3, 2018, we commenced a lawsuit in the Court of Chancery of the State of Delaware against the company’s former director and principal executive officer George Farley and AnneMarieCo LLC (“AMC”).

The lawsuit alleges to the following six causes of action:

1.	Breach of Fiduciary Duty of Loyalty against George Farley

2.	Breach of Fiduciary Duty of Care against George Farley

3.	Aiding and Abetting Breach of Fiduciary Duty against AMC

4.	Conversion against George Farley

5.	Fraudulent Transfer against George Farley and AMC

6.	Injunctive Relief against George Farley and AMC

This report provides an update on the progress of the litigation.

In connection with the lawsuit, the company requested a temporary restraining order prohibiting Mr. Farley and AMC from selling their 25 million shares of the company’s common stock which the company alleges were improperly issued. On July 20, 2018, the Delaware Court of Chancery, Vice Chancellor Tamika Montgomery-Reeves presiding, entered a “status quo” order upon the stipulation of the parties, whereby Mr. Farley and AMC agreed not to transfer, alienate or sell any of their shares pending a ruling on the company’s motion for a preliminary injunction.

On July 26, 2018, the Delaware Court of Chancery entered a scheduling order setting dates and deadlines for, among other matters, a hearing and briefing schedule on the amount of the bond the company would be required to post to maintain the “status quo” order through the preliminary injunction hearing, a hearing and briefing schedule on the motion for a preliminary injunction, and a discovery schedule.

Also, in connection with the lawsuit, on August 8, 2018, the company filed a motion to disqualify Mr. Farley’s attorney, Ryan Whalen, who had previously represented the company.

On August 14, 2018, the Delaware Court of Chancery issued an order requiring the company to post a bond in the total amount of $200,446.52. On August 21, 2018, the company posted the bond via Atlantic Specialty Insurance company acting as surety. Pursuant to the contract between the company and Atlantic Specialty Insurance company, the company deposited $200,446.52 in cash as collateral for the surety agreement.

On August 23, 2018, the Delaware Court of Chancery court extended the hearing date on the company’s motion for a preliminary injunction to October 23, 2018, and simultaneously ordered an increase in the bond amount of $55,446.52. On August 30, 2018, the company posted the increased bond amount, again with Atlantic Specialty Insurance Company acting as surety, and deposited the additional $55,446.52 in cash with the surety.

On September 7, 2018, the Delaware Court of Chancery entered an order setting a briefing schedule on the company’s motion to disqualify Mr. Whalen.

On September 10, 2018, the Delaware Court of Chancery entered an order governing the production and exchange of confidential documents and information among the parties in discovery.

In another Current Report on Form 8-K filed September 13, 2018, the company updated the status of the litigation to include events that occurred up to that date. This report further updates the progress of the litigation.

On October 16, 2018, the Delaware Court of Chancery entered a scheduling order continuing the hearing date on the company’s motion for a preliminary injunction against defendants George Farley and AMC to December 14, 2018.

The October 16, 2018 order also required the company to increase its bond amount by an additional $185,301.86 ($80,301.86 for AMC and $105,000.00 for Mr. Farley) to account for the continued hearing date. On October 24, 2018, the company posted the additional bond amount of $185,301.86.

On October 16, 2018, the Delaware Court of Chancery issued an order denying the company’s motion to disqualify Mr. Whalen.

On January 23, 2019, the Delaware Court of Chancery issued a Memorandum Opinion, granting a preliminary injunction prohibiting Mr. Farley and AMC from selling their 25 million shares of the company’s common stock, which the company alleges were improperly issued. On January 24, 2019, the Delaware Court of Chancery issued a revised Memorandum Opinion correcting calculations regarding the increased bond amount.

In granting the preliminary injunction, the Court found that the company met “its considerable burden” of demonstrating it was likely to win its lawsuit against Mr. Farley and AMC. Specifically, the Court found it was “reasonably probable” Mr. Farley had unlawfully issued the 25 million shares without proper authorization, Mr. Farley had breached his duty of loyalty to the company, Mr. Farley was unlikely to prove the stock issuance was procedurally or substantively “fair” to the company, and Mr. Farley had fraudulently transferred 20 million of the shares to AMC. Finally, the Court ruled because Farley and AMC’s 25 million shares represented one eighth of the company’s outstanding ownership, the injunction was necessary to protect the company’s capital structure, ability to attract new investors, ability to raise new capital and continue deployment of its plans now underway to revitalize its business.

The company had previously requested the temporary restraining order on July 20, 2018, the Delaware Court of Chancery, Vice Chancellor Tamika Montgomery-Reeves presiding, entered a “status quo” order upon the stipulation of the parties, whereby Mr. Farley and AMC agreed not to transfer, alienate or sell any of their shares pending a ruling on the company’s motion for the preliminary injunction.

In its Memorandum Opinion, the Court also required that the company post additional bond money, bringing the total cash collateral for the surety agreement to $582,377.26. The company posted the additional bond amount, and deposited the additional cash amount with the surety, on January 29, 2019.

In a related matter, on February 8, 2019, the company filed a complaint against Stein Riso Mantel McDonough, LLP (“Stein Riso”), its former counsel, in the United States District Court for the Southern District of New York alleging the following:

1.	breach of fiduciary duty;

2.	legal malpractice;

3.	aiding and abetting a breach of fiduciary duty;

4.	voidance of fees under New York Rules of Professional Conduct 1.8;

5.	violation of New York Rule of Professional Conduct 1.5;

6.	securities fraud;

7.	breach of contract; and

8.	unjust enrichment.

The complaint against Stein Riso followed the issuance, on January 23, 2019, of a Memorandum Opinion granting the company’s motion for a preliminary injunction by the Delaware Court of Chancery in the case against George Farley and AMC. Stein Riso has not yet formally responded to the complaint.

As with any litigation, the company cannot predict the outcome with certainty, but the company expects to provide further updates on the status of the litigation as circumstances warrant.

We may, from time to time, be involved in legal proceedings arising from the normal course of business.

NOTE 7 – INCOME TAXES

An analysis of the difference between the expected federal income tax for the years ended December 31, 2018 and 2017, and the effective income tax rate is as follows::

	2018		2017
Taxes calculated at federal rate	$(631,627)	21.0%	$(247,062)	35.0%
State income tax, net of federal benefit	(35,215)	1.2%	(36,800)	5.5%
Change in Valuation Allowance	712,113	-23.7%	283,862	-40.5%
Prior period adjustment	(88,626)	2.9%	—	0.0%
Permenant items	43,355	-1.4%	—	0.0%
Provision (benefit) for taxes	$—	0%	$—	0%

Tax effects of temporary differences at December 31, 2018 and December 31, 2017 are as follows:

	2018	2017
Noncurrent deferred tax assets (liabilities):
Deferred Tax Assets
Accrued compensation	$88,789	$—
Net Operating Loss Carryforwards and Credits	13,933,735	13,310,411
Total Deferred Tax Assets	$14,022,524	$13,310,411

Valuation allowance	(14,022,524)	(13,310,411)
Net deferred tax / (liabilities)	$—	$—

Deferred tax assets and liabilities are computed by applying the federal and state income tax rates in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carry-forwards. In assessing if the deferred tax assets will be realized, the company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse. During the year ended December 31, 2018, the deferred tax assets and the valuation allowance increased by $712,000 primarily as a result of current year tax loss.

On December 22, 2017, the Tax Cuts and Jobs Act (“The Act”), was signed into law by President Trump. The Act includes a number of provisions, including the lowering of the U.S. corporate tax rate from 35 percent to 21 percent, effective January 1, 2018 and the establishment of a territorial-style system for taxing foreign-source income of domestic multinational corporations. The company re-measured its deferred tax assets and liabilities as of December 31, 2017, applying the reduced corporate income tax rate and recorded a provisional decrease to the deferred tax assets of $7,701,000, with a corresponding adjustment to the valuation allowance.

As of December 31, 2018 and 2017, we have cumulative federal and Arizona net operating loss carryforwards of approximately $62.1 million and $8.0 million, respectively, which can be used to offset future income subject to taxes. Of the $62.1 million, of Federal net operating loss carryforwards, $59.3 begin to expire in 2020. The remaining balance of $2.8 million is limited in annual usage of 80% of current years taxable income, but do not have an expiration. Arizona net operating loss carryforwards begin to expire in 2032. In addition there are federal net operating loss carryforwards is approximately $27.0 million from USHG related to pre-merger losses. We also have pre-merger federal capital loss carryforwards of approximately $520,000.

As of December 31, 2018, we had cumulative unused research and development tax credits of approximately $239,000 and $340,000, which can be used to reduce future federal and Arizona income taxes, respectively. As of December 31, 2018, we have cumulative unused federal minimum tax credit carryforwards from USHG of approximately $244,000. The federal minimum tax credit carryforwards are not subject to expiration under current federal tax law.

Utilization of our USHG pre-merger net operating loss carryforwards and tax credits is subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss carryforwards and tax credit carryforwards before utilization.

We have unrecognized tax benefits attributable to losses and minimum tax credit carryforwards that were incurred by USHG prior to the merger in March 2004 as follows:

Balance at December 31, 2016	$9,635,824
Additions related to prior year tax positions	—
Additions related to current year tax positions	—
Reductions related to prior year tax positions and settlements
Balance at December 31, 2017	$9,635,824
Additions related to prior year tax positions	—
Additions related to current year tax positions	—
Reductions related to prior year tax positions and settlements	—
Balance at December 31, 2018	$9,635,824

These benefits are not recognized as a result of uncertainty regarding the utilization of the loss carryforwards and minimum tax credits. If in the future we utilize the attributes and resolve the uncertainty in our favor, the full amount will favorably impact our effective income tax rate.

The company considers the U.S. and Arizona to be major tax jurisdictions. As of December 31, 2018, for federal tax purposes the tax years 2013, 2014, 2015, 2016 and 2017 for Arizona the tax years 2013 through 2018 remain open to examination. The company currently does not expect any material changes to unrecognized tax positions within the next twelve months.

We recognize interest and penalties related to unrecognized tax benefits in income tax expense. As of December 31, 2018 and 2017, we had no accrued interest or penalties related to our unrecognized tax benefits.

NOTE 8 – SUBSEQUENT EVENT

In January 2019, the company received $150,000 from 3 non-affiliated individuals based on subscription agreements with the company for which the company issued 2,500,000 shares of its common stock.

Also in January 2019, the company received $200,000 from a non-affiliated individual based on a 10% Promissory Note (“Note”). The Note matures six months from the date of issuance. The Note will be accompanied by a Common Stock Purchase Warrant (a “Warrant”) entitling the holder to purchase one share of the company’s common stock, par value $0.001 per share (the “Common Shares”), for each $2.00 of Note principle, at an exercise price of $0.07 per share, for two years form the date of issuance.

In March 2019, the company received $200,000 from two non-affiliated individuals based on a 10% Promissory Note (“Note”). The Note matures six months from the date of issuance. The Note will be accompanied by a Common Stock Purchase Warrant (a “Warrant”) entitling the holder to purchase one share of the company’s common stock, par value $0.001 per share (the “Common Shares”), for each $2.00 of Note principle, at an exercise price of $0.07 per share, for two years form the date of issuance.

Effective October 19, 2018 the company received $20,000 and a note for $100,000 from an individual based on a subscription agreement with the company for which the company issued 2,000,000 shares of its common stock. The note is non-interest bearing and is to be paid in five monthly payments of $20,000 starting November 20, 2018 The balance of the note receivable at December 31, 2018 was $60,000. In the first three months of 2019, the remaining $60,000 was received.

The company’s management has evaluated subsequent events occurring after December 31, 2018, the date of our most recent balance sheet, through the date our financial statements were issued.

APPLIED ENERGETICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$80,828	$178,552
Subscription receivable	—	60,000
Other receivable	312	312
Other assets	46,753	10,923
Total current assets	127,893	249,787
Long-term assets
Property and equipment	35,646	38,887
Other long-term assets	582,377	441,195
Total long-term assets	618,023	480,082
TOTAL ASSETS	$745,916	$729,869

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities
Accounts payable	$552,530	$681,408
Accrued compensation	422,333	384,833
Accrued officer compensation	206,000	206,000
Notes payable	403,918	—
Due to related parties	50,000	50,000
Accrued expenses	16,732	20
Accrued dividends	48,079	48,079
Total current liabilities	1,699,592	1,370,340

Total liabilities	1,699,592	1,370,340
Commitments and contingencies
Stockholders’ (deficit)
Series A Convertible Preferred Stock, $.001 par value, 2,000,000 shares authorized; 13,602 shares issued and outstanding at March 31, 2019 and at December 31, 2018	14	14
Common stock, $.001 par value, 500,000,000 shares authorized; 204,197,396 and 201,697,396 shares issued and outstanding at March 31, 2019 and at December 31, 2018, respectively	204,197	201,697
Additional paid-in capital	82,908,199	82,637,749
Accumulated deficit	(84,066,086)	(83,479,931)
Total stockholders’ (deficit)	(953,676)	(640,471)
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$745,916	$729,869

See accompanying notes to condensed consolidated financial statements (unaudited).

APPLIED ENERGETICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2019	2018
Operating expenses
General and administrative	$456,719	$192,070
Selling and marketing	52,335	—
Research and development	72,661	27,150
Total operating expenses	581,715	219,220

Operating loss	(581,715)	(219,220)

Other (expense)
Interest (expense)	(4,440)	(105,168)
Total other (expense)	(4,440)	(105,168)

Net loss	(586,155)	(324,388)

Preferred stock dividends	(8,501)	(8,501)

Net loss attributable to common stockholders	$(594,656)	$(332,889)

Net loss per common share – basic and diluted	$(0.01)	$(0.01)

Weighted average number of shares outstanding, basic and diluted	203,814,063	162,321,759

See accompanying notes to condensed consolidated financial statements (unaudited).

APPLIED ENERGETICS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2018	13,602	$14	201,697,396	$201,697	$82,637,749	$(83,479,931)	$(640,471)
Stock-based compensation expense	—	—	—	—	122,950	—	122,950
Sale of common stock	—	—	2,500,000	2,500	147,500	—	150,000
Net loss for the quarter ended March 31, 2019	—	—	—	—	—	(586,155)	(586,155)
Balance as of March 31, 2019	13,602	$14	204,197,396	$204,197	$82,908,199	$(84,066,086)	$(953,676)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2017	13,602	$14	157,785,520	$157,785	$79,452,635	$(80,472,185)	(861,751)
Stock-based compensation expense	—	—	—	—	20,955	—	20,955
Shares issues for services	—	—	6,242,710	6,243	182,281	—	188,524
To recognize BCF of loans in quarter	—	—	—	—	111,370	—	111,370
Net loss for the quarter ended March 31, 2018	—	—	—	—	—	(324,388)	$(324,388)
Balance as of March 31, 2018	13,602	$14	164,028,230	$164,028	$79,767,241	$(80,796,573)	$(865,290)

See accompanying notes to consolidated financial statements.

APPLIED ENERGETICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(586,155)	$(324,388)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	122,950	20,955
Loss on early payoff of note payable	—	65,019
Shares issued for services	—	188,524
Amortization of beneficial conversion feature	—	88,542
Amortization of financing costs	—	9,359
Depreciation	3,241	—
Interest expense	4,440	7,267
Changes in assets and liabilities:
Other receivable	60,000	—
Prepaids and deposits	(36,352)	(5,185)
Long term receivables - net	(141,182)	—
Accounts payable	(128,878)	28,137
Accrued expenses and compensation	54,212	(163,402)
Net cash used in operating activities	(647,724)	(85,172)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	—	(4,905)
Net cash used in investing activities	—	(4,905)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable net of discount	400,000	92,250
Proceeds from issuance of common stock	150,000	—
Net cash provided by financing activities	550,000	92,250

Net increase (decrease) in cash and cash equivalents	(97,724)	2,173

Cash and cash equivalents, beginning of period	178,552	2,764

Cash and cash equivalents, end of period	$80,828	$4,937
Supplemental Cash Flow Information
Cash paid for interest	$523	$—
Cash paid for taxes	$—	$—
Schedule of non-cash investing and financing activities
Beneficial conversion feature net of amortization	$—	$77,822
Issuance of stock to settle accounts payable	$—	$38,524
Shares issued for services	$—	$150,000

See accompanying notes to condensed consolidated financial statements (unaudited).

APPLIED ENERGETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019
(Unaudited)

1.	BASIS OF PRESENTATION AND GOING CONCERN

The accompanying interim unaudited condensed consolidated financial statements include the accounts of Applied Energetics, Inc. and its wholly owned subsidiary North Star Power Engineering, Inc. as of March 31, 2019 (collectively, “company,” “Applied Energetics,” “we,” “our” or “us”). All intercompany balances and transactions have been eliminated. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the results for the interim periods presented have been made. The results for the three-month period ended March 31, 2019, may not be indicative of the results for the entire year. The interim unaudited condensed consolidated financial statements should be read in conjunction with the company’s audited consolidated financial statements contained in our Annual Report on Form 10-K.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the quarter ended March 31, 2019, the company incurred a net loss of approximately $586,000, had negative cash flows from operations of $648,000 and may incur additional future losses due to the reduction in Government contract activity. These matters raise substantial doubt as to the company’s ability to continue as a going concern.

The company’s existence is dependent upon management’s ability to develop profitable operations. Management is devoting substantially all of its efforts to developing its business and raising capital and there can be no assurance that the company’s efforts will be successful. No assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems. The accompanying consolidated financial statements do not include any adjustments that might result should the company be unable to continue as a going concern.

In order to improve the company’s liquidity, the company’s management is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the company will be successful in its effort to secure additional equity financing.

The financial statements do not include any adjustments relating to the recoverability of assets and the amount or classification of liabilities that might be necessary should the company be unable to continue as a going concern.

LIQUIDITY AND MANAGEMENT’S PLAN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the three months ended March 31, 2019, the company incurred a net loss of approximately $586,000, had negative cash flows from operations of approximately $648,000, conducted financing activities yielding $400,000 in proceeds from notes payable and $150,000 in proceeds from issuance of common stock and expects to incur additional future losses due to the reactivation of its business activities. These matters raise substantial doubt as to the company’s ability to continue as a going concern unless the company is able to obtain additional financing for its continuing operations. The financial statements do not include any adjustments relating to the recoverability of assets and the amount or classification of liabilities that might be necessary should the company be unable to continue as a going concern.

As of March 31, 2019, the company had approximately $81,000 in cash and cash equivalents.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with United States Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management bases its assumptions on historical experiences and on various other estimates that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. In addition, management considers the basis and methodology used in developing and selecting these estimates, the trends in and amounts of these estimates, specific matters affecting the amount of and changes in these estimates, and any other relevant matters related to these estimates, including significant issues concerning accounting principles and financial statement presentation. Such estimates and assumptions could change in the future, as more information becomes known which could materially impact the amounts reported and disclosed herein. Significant estimates include measurements of income tax assets and liabilities.

RECENT ACCOUNTING PRONOUNCEMENTS

The company has reviewed issued accounting pronouncements and plans to adopt those that are applicable to it. The company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

2.	SHARE-BASED COMPENSATION

Share-Based Compensation – Contractors

For the three months ended March 31, 2019 and 2018, share-based compensation expense totaled approximately $123,000 and $21,000, respectively.

There was no related income tax benefit recognized because our deferred tax assets are fully offset by a valuation allowance.

We determine the fair value of option grant share-based awards at their grant date, using a Black-Scholes-Merton Option-Pricing Model applying the assumptions in the following table:

Three months ended March 31,
	2019	2018
Expected life (years)	N/A	N/A
Dividend yield	N/A	N/A
Expected volatility	N/A	N/A
Risk free interest rates	N/A	N/A
Weighted average fair value of options at grant date	N/A	N/A

For the three months ended March 31, 2019, no options to purchase stock were granted, additionally, no options to purchase stock were exercised, expired or forfeited; no restricted stock units were granted, vested or forfeited; and no restricted stock awards were granted, vested or forfeited. At March 31, 2019, options to purchase 27,750,000 shares of common stock were outstanding with a weighted average exercise price of $0.104, a weighted average remaining contract term of approximately 6.2 years with an aggregate intrinsic value of $1,048,000. At March 31, 2019 options for 12,145,000 shares were exercisable.

As of March 31, 2019, there was approximately $429,000 of unrecognized compensation cost related to unvested stock options granted and outstanding, net of estimated forfeitures. The cost is expected to be recognized on a weighted average basis over a period of approximately one year.

During the three month ended March 31, 2019, the company received $400,000 in proceeds from the issuance of notes payable maturing September 1, 2019, with which the company also issued warrants to purchase 200,000 shares of the company’s common stock, par value $0.001 per share at an exercise price of $0.07 per share for two years from the date of issuance. The notes bear interest of 10% payable at maturity. On maturity date, the company may elect to convert the balance of principal and interest due into shares of common stock at the conversion price of $0.10 a share.

3.	NET LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period before giving effect to stock options, stock warrants, restricted stock units and convertible securities outstanding, which are considered to be dilutive common stock equivalents. Diluted net loss per common share is calculated based on the weighted average number of common and potentially dilutive shares outstanding during the period after giving effect to convertible preferred stock, stock options, warrants and restricted stock units. Contingently issuable shares are included in the computation of basic loss per share when issuance of the shares is no longer contingent. Due to the losses from continuing operations for the three months ended March 31, 2019 and 2018, basic and diluted loss per common share were the same, as the effect of potentially dilutive securities would have been anti-dilutive.

Potentially dilutive securities not included in the diluted loss per share calculation, due to net losses from continuing operations, were as follows:

	Three months ended March 31,
	2019	2018
Options to purchase common shares	27,750,000	14,000,000
Warrants to purchase common shares	200,000	—
Convertible preferred stock	44,632	41,798
Total potentially dilutive securities	27,994,632	14,041,798

4.	DIVIDENDS

Dividends on Preferred Stock are accrued when the amount and kind of dividend is determined and are payable quarterly on the first day of February, May, August and November, in cash or shares of common stock. The holders of shares of Series A Convertible Preferred Stock are entitled to receive dividends at the initial rate of 6.5% of the liquidation preference per share (the “Initial Dividend Rate”), payable, at the option of the corporation, in (i) cash, (ii) shares of our common stock (valued for such purpose at 95% of the weighted average of the last sales prices of our common stock for each of the trading days in the ten trading day period ending on the third trading day prior to the applicable dividend payment date) provided that the issuance and/or resale of all such shares of our common stock are then covered by an effective registration statement or (iii) any combination of the foregoing. If the company fails to pay dividends in the five business days following a dividend payment date (a “Payment Default”), the dividend rate shall immediately and automatically increase to 7.5% of the liquidation preference per share for as long as such Payment Default continues (or return to the Initial Dividend Rate at such time as such Payment Default no longer continues), and if a Payment Default shall occur on two consecutive Dividend Payment Dates, the dividend rate shall immediately and automatically increase to 10% of the Liquidation Preference for as long as such Payment Default continues and shall immediately and automatically return to the Initial Dividend Rate at such time as the Payment Default is no longer continuing.

As of March 31, 2019, we had 13,602 shares of our 6.5% Series A Convertible Preferred Stock outstanding. The company has not paid the dividends commencing with the quarterly dividend due August 1, 2013. Dividend arrearages as of March 31, 2019 was approximately $196,000. Our Board of Directors suspended the declaration of the dividend, commencing with the dividend payable as of February 1, 2015 since we did not have a surplus (as such term is defined in the Delaware General Corporation Law) as of December 31, 2014, until such time as we have a surplus or net profits for a fiscal year. Our Series A Preferred Stock has a liquidation preference of $25.00 per Share.

5.	NOTES PAYABLE

During the three months ended March 31, 2019, the company received $400,000 from three non-affiliated individuals based on 10% Promissory Notes (“Notes”). The Notes mature September 1, 2019. The Notes are accompanied by a Common Stock Purchase Warrant (a “Warrant”) entitling the holder to purchase one share of the company’s common stock, par value $0.001 per share (the “Common Shares”), for each $2.00 of Note principle, at an exercise price of $0.07 per share, for two years from the date of issuance.

On September 15, 2017 the company borrowed $53,000 under a convertible note maturing June 20, 2018. The note bears interest of 12% payable at maturity. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. The note is convertible into shares of the company’s $0.001 par value common stock after March 24, 2018 (the “Initial Conversion Date”). The conversion rate is variable and will be 58% of the average of the lowest one-day trading price during the twenty trading days preceding the holders notice of conversion. The number of shares issuable on conversion is limited to 4.99% of the company’s then issued and outstanding common stock. The company at the request of the note holder has reserved 36,369,879 shares of its $0.001 common stock for conversion. The note can be prepaid at the company’s option until the Initial Conversion Date. The company issued the note holder warrants to purchase 1,320,598 shares of it’s $0.001 par value common stock at an exercise price of $0.0301, The Warrants are exercisable at any time over a 7-year period commencing on the date of issuance. The company calculated a beneficial conversion feature of $53,000 on this note against which approximately $53,000 has been amortized.

The above transaction of a note for $53,000 and attached warrants of 1,320,598 shares were put in place by previous management. On March 12, 2018, the company’s newly elected board of directors discussed its options concerning the above referenced loan and attached warrant and agreed that it would be in the best interest of the company and its shareholders to pay in full the $53,000 convertible note funded on October 18, 2017, and additionally repurchase the warrant. On March 16, 2018, the company paid in full the $53,000 convertible note and cancelled its associated warrant to purchase 1,320,598 shares of common stock in a negotiated transaction. This note carried special early stock conversion rights at a material discount to market, and was considered to be a dilutive derivative event that could harm the future abilities of the company to operate and raise money. The total cost to the company to pay off this $53,000 note before the conversion date was $81,000. Additionally, the company cancelled the above referenced attached warrant which allowed the loan holder to purchase 1,320,598 shares of common stock at a material discount to the market. This warrant was given to the noteholder by previous management as an incentive to make the above referenced loan. The cost to the company to cancel the warrant was $40,000. The total combined cost to the company to cancel the loan and warrant was $121,000. The payment was comprised of $56,000 principal and accrued interest, prepayment premium of $25,000 and $40,000 to buy back the warrant. The note was paid in full on March 16, 2018. The company borrowed the $121,000 used to pay off this loan before the conversion date, via an interest free loan from two directors of the company.

On January 8, 2018 the company borrowed $105,000 under a convertible note maturing August 28, 2018. The note bears interest of 12% payable at maturity. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of twenty-four percent (24%) per annum from the due date thereof until the same is paid. The note is convertible into shares of the company’s $0.001 par value common stock after April 27, 2018 (the “Initial Conversion Date”). The conversion rate is variable and will be 55% of the lowest one-day trading price during the twenty trading days preceding the holders notice of conversion. The number of shares issuable on any conversion is limited to 4.99% of the company’s then issued and outstanding common stock. The note holder may increase the 4,99% limit to 9.99% on 61 days prior notice to the company. The company, at the request of the note holder, has reserved 40 million shares of its $0.001 common stock for conversion. The note can be prepaid at the company’s option until May 29, 2018. The company also entered into a security agreement pledging substantially all of its assets except for those related to Laser Guided Energy as collateral for the note.

The above transaction of a note for $105,000 was put in place by previous management. On April 25, 2018, the company’s newly elected board of directors discussed its options concerning the above referenced convertible loan funded on January 08, 2017 in the amount of $105,000, the board agreed that it would be in the best interest of the company and its shareholders to pay in full the referenced note before its conversion date. The note carried special early stock conversion rights at a material discount to market, in addition it pledged virtually all the assets of the company as collateral. The company’s board of directors considered this to be a significant derivative event that was extremely dilutive to existing shareholders. Additionally, it was the opinion of the company’s board of directors that this loan harmed the future abilities of the company to operate as a going concern and would make it nearly impossible to raise money in the future. The cost to the company to pay off this $105,000 note before the conversion date was $163,000 The payment was executed as paid in full on April 27, 2018 and was comprised of $109,000 principal and accrued interest, and a prepayment premium of $54,000 for a total of $163,000.

On March 8, 2018 the company borrowed $26,500 under a convertible note maturing December 15, 2018. The note bears interest of 12% payable at maturity. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. The note is convertible into shares of the company’s $0.001 par value common stock after September 5, 2018 (the “Initial Conversion Date”). The conversion rate is variable and will be 51% of the average of the lowest one day trading price during the thirty trading days preceding the holders notice of conversion. The number of shares issuable on conversion is limited to 4.99% of the company’s then issued and outstanding Common Stock. The company at the request of the Note Holder has reserved 11,008,640 shares of its $0.001 common stock for conversion. The note can be prepaid at the company’s option until the Initial Conversion Date.

The above transaction of a note for $26,500 was put in place by previous management. On May 4, 2018 the company’s newly elected board of directors discussed its options concerning the above referenced convertible loan funded on December 27, 2017 in the amount of $26,500 and agreed that it would be in the best interest of the company and its shareholders to pay in full the referenced note which was put in place by previous management. This note carried special early stock conversion rights at a material discount to market and was considered by the company to be a dilutive derivative event that could harm the future abilities of the company to operate and raise money. The cost to the company to pay off this $26,500 note before the conversion date was $37,000. The payment was comprised of $27,000 principal and accrued interest, and prepayment premium of $10,000. The note was paid in full on May 18, 2018.

The following reconciles notes payable as of March 31, 2019 and December 31, 2018:

	March 31, 2019	December 31, 2018
Convertible notes payable	$—	$(98,903)
Notes payable	400,000	—
Accrued interest	3,918	(13,250)
Financing costs	—	(3,317)
Amortization of financing costs	—	22,721
Beneficial conversion feature	—	(111,370)
Amortization of beneficial conversion feature	—	204,119
	$403,918	$—

6.	DUE TO RELATED PARTIES

It has come to the board’s attention that on July 31, 2018, our now deceased CEO deposited $50,000 into the company’s account. Although it has been suggested that the funds may have been intended for use toward Mr. Dearmin’s healthcare, the board does not know for certain what the purpose of the funds were or the nature of any intended investment. Accordingly, the board is investigating the appropriate disposition of the funds which will likely be to the estate of Mr. Dearmin. Until such a determination is made, the board does not intend to use these funds for any corporate purpose. For reporting purposes, the company has treated the deposit as a due to related party.

7.	SHAREHOLDERS DEFICIT

During January 2019, the company received $150,000 from three individuals based on subscription agreements with the company for which the company issued 2,500,000 shares of its common stock.

On January 24, 2018, we issued 1,242,710 shares of common stock in settlement of invoices valued at $38,524 with a vendor. This transaction was consummated by previous management to pay its attorney fees.

On December 4, 2017 previous management entered into a financial services agreement with BMA Securities for which, on January 26, 2018, it issued 5,000,000 shares of stock valued at $150,000.

8.	LEGAL PROCEEDINGS

As previously reported in our Current Report on Form 8-K filed on July 9, 2018, on July 3, 2018, we commenced a lawsuit in the Court of Chancery of the State of Delaware against the company’s former director and principal executive officer George Farley and AnneMarieCo LLC (“AMC”).

The lawsuit alleges to the following six causes of action:

1.	Breach of Fiduciary Duty of Loyalty against George Farley

2.	Breach of Fiduciary Duty of Care against George Farley

3.	Aiding and Abetting Breach of Fiduciary Duty against AMC

4.	Conversion against George Farley

5.	Fraudulent Transfer against George Farley and AMC

6.	Injunctive Relief against George Farley and AMC

This report provides an update on the progress of the litigation.

In connection with the lawsuit, the company requested a temporary restraining order prohibiting Mr. Farley and AMC from selling their 25 million shares of the company’s common stock which the company alleges were improperly issued. On July 20, 2018, the Delaware Court of Chancery, Vice Chancellor Tamika Montgomery-Reeves presiding, entered a “status quo” order upon the stipulation of the parties, whereby Mr. Farley and AMC agreed not to transfer, alienate or sell any of their shares pending a ruling on the company’s motion for a preliminary injunction.

On July 26, 2018, the Delaware Court of Chancery entered a scheduling order setting dates and deadlines for, among other matters, a hearing and briefing schedule on the amount of the bond the company would be required to post to maintain the “status quo” order through the preliminary injunction hearing, a hearing and briefing schedule on the motion for a preliminary injunction, and a discovery schedule.

Also, in connection with the lawsuit, on August 8, 2018, the company filed a motion to disqualify Mr. Farley’s attorney, Ryan Whalen, who had previously represented the company.

On August 14, 2018, the Delaware Court of Chancery issued an order requiring the company to post a bond in the total amount of $200,446.52. On August 21, 2018, the company posted the bond via Atlantic Specialty Insurance company acting as surety. Pursuant to the contract between the company and Atlantic Specialty Insurance company, the company deposited $200,446.52 in cash as collateral for the surety agreement.

On August 23, 2018, the Delaware Court of Chancery court extended the hearing date on the company’s motion for a preliminary injunction to October 23, 2018, and simultaneously ordered an increase in the bond amount of $55,446.52. On August 30, 2018, the company posted the increased bond amount, again with Atlantic Specialty Insurance Company acting as surety, and deposited the additional $55,446.52 in cash with the surety.

On September 7, 2018, the Delaware Court of Chancery entered an order setting a briefing schedule on the company’s motion to disqualify Mr. Whalen.

On September 10, 2018, the Delaware Court of Chancery entered an order governing the production and exchange of confidential documents and information among the parties in discovery.

In another Current Report on Form 8-K filed September 13, 2018, the company updated the status of the litigation to include events that occurred up to that date. This report further updates the progress of the litigation.

On October 16, 2018, the Delaware Court of Chancery entered a scheduling order continuing the hearing date on the company’s motion for a preliminary injunction against defendants George Farley and AMC to December 14, 2018.

The October 16, 2018 order also required the company to increase its bond amount by an additional $185,301.86 ($80,301.86 for AMC and $105,000.00 for Mr. Farley) to account for the continued hearing date. On October 24, 2018, the company posted the additional bond amount of $185,301.86.

On October 16, 2018, the Delaware Court of Chancery issued an order denying the company’s motion to disqualify Mr. Whalen.

On January 23, 2019, the Delaware Court of Chancery issued a Memorandum Opinion, granting a preliminary injunction prohibiting Mr. Farley and AMC from selling their 25 million shares of the company’s common stock, which the company alleges were improperly issued. On January 24, 2019, the Delaware Court of Chancery issued a revised Memorandum Opinion correcting calculations regarding the increased bond amount.

In granting the preliminary injunction, the Court found that the company met “its considerable burden” of demonstrating it was likely to win its lawsuit against Mr. Farley and AMC. Specifically, the Court found it was “reasonably probable” Mr. Farley had unlawfully issued the 25 million shares without proper authorization, Mr. Farley had breached his duty of loyalty to the company, Mr. Farley was unlikely to prove the stock issuance was procedurally or substantively “fair” to the company, and Mr. Farley had fraudulently transferred 20 million of the shares to AMC. Finally, the Court ruled because Farley and AMC’s 25 million shares represented one eighth of the company’s outstanding ownership, the injunction was necessary to protect the company’s capital structure, ability to attract new investors, ability to raise new capital and continue deployment of its plans now underway to revitalize its business.

The company had previously requested the temporary restraining order on July 20, 2018, the Delaware Court of Chancery, Vice Chancellor Tamika Montgomery-Reeves presiding, entered a “status quo” order upon the stipulation of the parties, whereby Mr. Farley and AMC agreed not to transfer, alienate or sell any of their shares pending a ruling on the company’s motion for the preliminary injunction.

In its Memorandum Opinion, the Court also required that the company post additional bond money, bringing the total cash collateral for the surety agreement to $582,377.26. The company posted the additional bond amount, and deposited the additional cash amount with the surety, on January 29, 2019.

On March 4, 2019, the company filed an amended complaint adding claims against Mr. Farley concerning loans Mr. Farley caused the company take from PowerUp Lending Group Ltd. and Auctus Fund LLC from September 2017 through March 2018. Mr. Farley responded to the amended complaint by filing a motion to dismiss the lawsuit based on Delaware Court of Chancery Rules 12(b)(3) and 12(b)(7). The company’s opposition to this motion is due on or before May 8, 2019.

In a related matter, on February 8, 2019, the company filed a complaint against Stein Riso Mantel McDonough, LLP (“Stein Riso”), its former counsel, in the United States District Court for the Southern District of New York alleging the following:

1.	breach of fiduciary duty;

2.	legal malpractice;

3.	aiding and abetting a breach of fiduciary duty;

4.	voidance of fees under New York Rules of Professional Conduct 1.8;

5.	violation of New York Rule of Professional Conduct 1.5;

6.	securities fraud;

7.	breach of contract; and

8.	unjust enrichment.

The complaint against Stein Riso followed the issuance, on January 23, 2019, of a Memorandum Opinion granting the company’s motion for a preliminary injunction by the Delaware Court of Chancery in the case against George Farley and AMC. Stein Riso has responded to the complaint by filing a motion to dismiss the complaint pursuant to Federal Rule of Civil Procedure 12(b)(6). The company intends to amend its complaint in response.

The company, Stein Riso, Mr. Farley and AnneMarieCo., LLC have scheduled a mediation for June 4, 2019, in New York City.

As with any litigation, the company cannot predict the outcome with certainty, but the company expects to provide further updates on the status of the litigation as circumstances warrant.

We may, from time to time, be involved in legal proceedings arising from the normal course of business.

9.	SUBSEQUENT EVENTS

In April and May 2019, the company received $300,000 from four non-affiliated individuals based on 10% Promissory Notes (“Notes”). The Notes mature September 1, 2019. The Notes are accompanied by a Common Stock Purchase Warrant entitling the holder to purchase one share of the company’s common stock, par value $0.001 per share, for each $2.00 of Note principle, at an exercise price of $0.07 per share, for two years from the date of issuance.

During April 2019, the company entered into a premium financing agreement to finance its director and officer insurance policy. The principal is $77,612, with ten monthly payments of $8,027 and an interest rate of 7.4%.

The company’s management has evaluated subsequent events occurring after March 31, 2019, the date of our most recent balance sheet, through the date our financial statements were issued. Where applicable, all material subsequent events have been disclosed in their respective footnotes

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table shows the costs and expenses payable in connection with the offering and distribution of the securities being registered.

	Amount
SEC registration fee	$2,244
Accounting fees and expenses	12,000	(1)
Printing and engraving expenses	—	(1)
Legal fees and expenses	20,000	(1)
Miscellaneous fees	5,000	(1)
Transfer Agent and Registrar Fees	2,000	(1)
	—
Total	$41,244	(1)

(1)	Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of any offerings of securities made pursuant to this registration statement and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation and Bylaws provide for indemnification of officers and directors of the Company and certain other persons to the full extent permitted by law, as now in effect or later amended, against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The Company may maintain insurance for the benefit of its directors, officers, employees, agents and certain other persons, insuring such persons against any expense, liability or loss, including liability under the securities laws. In addition, the Company has entered into indemnification agreements with our directors and executive officers that require us to indemnify these persons for claims made against each of these persons because he or she is, was or may be deemed to be a director, officer, employee or agent of the Company or any of our subsidiaries. We are obligated to pay the expenses of these persons in connection with any claims that are subject to the agreement.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (1) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (2) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 15. Recent Sales of Unregistered Securities:

During the past three years, the Company has issued the following securities without registration. The shares were issued under Section 4(a)(2) of the Securities Act of 1933 as amended, as they were not issued in connection with a public offering.

In March 2017, the company issued 2,500,000 shares of common stock in exchange for $62,500 received from five individual accredited investors. The company also issued 500,000 shares of common stock in April 2017 to a consultant for services valued at $10,000.

In April and May of 2018, the company issued 27.5 million shares of common stock at a price of $0.06 per share for a total of $1.65 million in a private placement to individual accredited investors.

On June 13, 2018, the company issued 2,333,333 shares of its common stock for which received $140,000 from an individual accredited investor.

On September 20, 2018, the company issued 2,000,000 shares of its common stock for which it received $120,000 from an individual accredited investor.

On September 25, 2018 the company issued 1,000,000 shares of its common stock for which it received a total of $60,000 from two individual accredited investors.

On October 3, 2018 the company issued 1,500,000 shares of its common stock for which it received $90,000 from an individual accredited investor.

Effective October 19, 2018 the company issued 2,000,000 shares of its common stock for which it received $20,000 and a note for $100,000 from an individual accredited investor. The note has since been repaid in full.

On October 22, 2018 the company issued 500,000 shares of its common stock for which it received $30,000 from an individual accredited investor.

On December 7, 2018 the company issued 1,000,000 shares of its common stock for which it received $60,000 from an individual accredited investor.

On December 21, 2018 the company issued 1,000,000 shares of its common stock received $60,000 from an individual based on a subscription agreement with the company for which the company.

On December 31, 2018 the company issued 1,000,000 shares of its common stock for which it received $60,000 from an individual accredited investor.

In January 2019, the company issued 2,500,000 shares of its common stock for which it received $150,000 from three individual accredited investors.

Each of the foregoing issuance was in compliance with Section 4(a)(2) of the Securities Act of 1933, as amended, as it was not in connection with any public offering.

Item 16. Exhibits and Financial Statement Schedules:

Exhibit No.:	Description:
2.1	Amended and Restated Plan and Agreement of Merger entered into as of March 17, 2004, by and among U.S. Home & Garden, Inc. (“USHG”), Ionatron Acquisition Corp., a wholly-owned subsidiary of USHG, Robert Kassel (for purposes of Sections 5.9, 6.2(d), 6.2(j), 9.4 and 10.10 only), Fred Heiden (for purposes of Section 9.4 only), and Ionatron, Inc. and Robert Howard, Stephen W. McCahon, Thomas C. Dearmin and Joseph C. Hayden (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on March 24, 2004).
3.1	Certificate of Incorporation, as amended, (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-KSB for the fiscal year ended June 30, 1995).
3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on April 29, 2004 (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-Q for the quarterly period ended March 31, 2004).
3.3	Certificate of Elimination of the 10% Series A Convertible Preferred Stock of the Registrant (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on October 28, 2005).
3.4	Certificate of Designation of the 6.5% Series A Redeemable Convertible Preferred Stock of the Registrant (incorporated by reference to the comparable exhibit filed with the Registrant’s 8-K filed with the SEC on October 28, 2005).
3.5	Certificate of Ownership and Merger of Applied Energetics, Inc. into Ionatron, Inc. (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on February 20, 2008).
3.6	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3 of the Registrant’s Form 10-Q for the Quarter ended June 30, 2007.
3.7	Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 10, 2007. (Previously filed.)
4.1	Form of certificate evidencing Common Stock, $.001 par value, of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-38483)).
5.1	Opinion of Masur Griffitts +, LLP (Previously filed.)
10.1	2018 Incentive Stock Plan. (Previously filed.)
10.2	Executive Employment Agreement, by and between the Registrant and Gregory J. Quarles, director and Chief Executive Officer (Previously filed.)
10.3	Advisory Board Agreement, by and between the Registrant and Chris Donaghey (Previously filed.)
10.4	Scientific Advisory Board Agreement, by and between the Registrant and Charles Hale (Previously filed.)
10.5	Consulting Agreement, by and between the Registrant and SWM Consulting, LLC (incorporated by reference to comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on May 31, 2019)
10.6	Asset Purchase Agreement, by and between the Registrant and Applied Optical Sciences, Inc. LLC (incorporated by reference to comparable exhibit filed with the Registrant’s Form 8-K filed with the SEC on May 31, 2019)
21	Subsidiaries (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2006)
23.1	Consent of RBSM LLP
99.1	Compensation Committee Charter (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2010)
99.2	Corporate Governance and Nominating Committee Charter (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2009)
99.3	Audit Committee Charter (incorporated by reference to the comparable exhibit filed with the Registrant’s Form 10-K for the year ended December 31, 2009

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement except to the extent that such facts or events are contained in reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 which are herein incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) For the purpose of determining liability of the registrant under the Securities Act of 1933, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on the 18th day of June 2019.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the date indicated:

Name/Signature	Title	Date

/s/ Gregory J. Quarles	Chief Executive Officer and	June 18, 2019
Gregory J. Quarles	Director

/s/ Bradford T. Adamczyk	Chairman and Director	June 18, 2019
Bradford T. Adamczyk

/s/ Jonathan Barcklow	Vice President and Secretary and	June 18, 2019
Jonathan Barcklow	Director

/s/ John Schultz	Director	June 18, 2019
John Schultz